Exhibit 10.1

Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT

This AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is made and entered into as of January 30, 2023, by and among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), the other guarantors party hereto (such guarantors, together with the Borrower and the MLP, the “Loan Parties”), each lender party hereto (collectively, the “Lenders”, and each individually, a “Lender”), the L/C Issuers party hereto and ROYAL BANK OF CANADA, a Canadian chartered bank under and governed by the provisions of the Bank Act, being S.C. 1991, c.46, as Administrative Agent and Collateral Agent (the “Agent”).

RECITALS:

WHEREAS, the Loan Parties are party to that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2013 (as amended, restated, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Loan Parties, the Lenders party thereto (the “Existing Lenders”) and the Agent.

WHEREAS, the Borrower has advised the Agent that the MLP intends to refinance its 1.5 lien senior secured notes due February 29, 2024 (the “1.5 Lien Notes”) and its second lien senior secured notes due February 28, 2025 (the “Second Lien Notes”, and together with the 1.5 Lien Notes, the “Existing Notes”) in the form of new second lien senior secured notes in an aggregate principal amount of not less than $400,000,000 (the “New Second Lien Notes”, and such transactions contemplated to effect such refinancing, the “Notes Refinancing”) to be issued substantially concurrently with the effectiveness of the Credit Agreement (as defined below).

WHEREAS, the Borrower has requested, and the Agent and the L/C Issuers have agreed, that the Persons signatory to this Agreement under the caption “New Lenders” (each, a “New Lender”, and collectively, the “New Lenders”) each become a Lender under the Credit Agreement with a Commitment in the amount as shown for such New Lenders on Schedule 2.01 to the Credit Agreement;

WHEREAS, the Exiting Lenders signatory to this Agreement under the caption “Exiting Lenders” (each, an “Exiting Lender”, and collectively, the “Exiting Lenders”, and together with the Existing Lenders and the New Lenders, the “Lenders”) have elected not to remain as lenders following the Restatement Effective Date, and, as a result thereof, the Borrower has agreed to pay the Exiting Lenders all principal, interest, fees and other charges owed to the Exiting Lenders under the Loan Documents subject to the terms and conditions hereof;

WHEREAS, the Borrower has requested that the Agent and the Lenders agree to enter into this Agreement on the date hereof to, among other things, evidence the Lenders’ consent to amend and restate the Existing Credit Agreement in its entirety with that certain Fourth Amended and Restated Credit Agreement by and among the Loan Parties, the Lenders (other than the Exiting Lenders) and the Agent, as set forth in Annex A hereto (the Existing Credit Agreement as so amended and restated, the “Credit Agreement”), with such terms contained therein to be effective as of the Restatement Effective Date (as defined below).

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Existing Credit Agreement.

SECTION 2. Amendment and Restatement of the Existing Credit Agreement.

(a) In reliance on the representations, warranties, covenants and agreements contained in this Agreement, but subject to the satisfaction of each condition precedent set forth in Section 4 hereof, the Existing Credit Agreement shall be amended and restated in its entirety, effective as of the Restatement Effective Date as set forth in the copy of the Credit Agreement attached as Annex A hereto.

(b) Schedule 2.01 attached to the Credit Agreement attached as Annex A hereto reflects, upon the occurrence of the Restatement Effective Date and the provisions of Section 16 below, all of the Lenders, the Applicable Percentage (as defined in the Credit Agreement) and the Commitments (as defined in the Credit Agreement) of each Lender. Upon the Restatement Effective Date, (i) each Lender who holds Loans in an aggregate amount less than its respective Applicable Percentage (after giving effect to the Credit Agreement on the Restatement Effective Date) of all Loans shall advance new Loans which shall be disbursed to the Agent and used to repay (x) the Loans outstanding to each Lender (other than Exiting Lenders) who holds Loans in an aggregate amount greater than its respective Applicable Percentage (after giving effect to the Credit Agreement on the Restatement Effective Date) of all Loans and (y) the Committed Loans outstanding immediately prior to the Restatement Effective Date held by each Exiting Lender, (ii) each Lender’s (including each Exiting Lender’s) participation in the L/C Obligations shall be automatically adjusted (x) with respect to each Lender other than an Exiting Lender, to equal its Applicable Percentage (after giving effect to the Credit Agreement on the Restatement Effective Date) and (y) with respect to each Exiting Lender, to zero and (iii) such other adjustments shall be made as the Agent shall specify so that the amount of each Lender’s respective Outstanding Amount (as defined in the Credit Agreement) equals (x) with respect to each Lender other than an Exiting Lender, its Applicable Percentage (after giving effect to the Credit Agreement on the Restatement Effective Date) of the Outstanding Amount of all Loans and L/C Obligations and (y) with respect to each Exiting Lender, zero.

SECTION 3. Closing Date Conditions Precedent. This Agreement will be effective on the date on which the conditions set forth below in this Section 3 have been satisfied (such date, the “Closing Date”):

(a) The Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals to the extent reasonably requested by the Agent) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Agent:

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(i) executed counterparts of this Agreement;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Agent may reasonably require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement, the Credit Agreement, the other Loan Documents to which such Loan Party is a party and the transactions contemplated hereby and thereby;

(iii) such evidence as the Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;

(iv) a certificate signed by a Responsible Officer of the Borrower certifying that (1) the representations and warranties contained in Article V of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (2) no Default or Event of Default has occurred and is continuing as of such date, (3) since December 31, 2022, there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the MLP, the Borrower General Partner or the Borrower and its Restricted Subsidiaries, taken as a whole, (4) there is no litigation, investigation or proceeding known to and affecting any Company for which the Borrower is required to give notice pursuant to Section 6.03(c) of the Existing Credit Agreement (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) of the Existing Credit Agreement shall be given concurrently with the delivery of the certificate given pursuant to this clause (iv)), and (5) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP General Partner or any of their respective properties, that could reasonably be expected to result in a Material Adverse Effect;

(v) a certification from the Borrower’s Chief Financial Officer that the MLP, the Borrower and the Subsidiaries, on a consolidated basis, are Solvent as of the Closing Date.

(b) Any fees due and payable at the Closing Date shall have been paid.

(c) Each Loan Party shall have delivered the following:

(i) such Lien searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens) or evidence that releases of such other Liens shall be filed contemporaneously with or after the Closing Date;

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(ii) a collateral questionnaire and/or perfection certificate in form and substance reasonably satisfactory to Collateral Agent providing for information with respect to the personal or mixed property of each Loan Party and their respective Subsidiaries;

(iii) evidence that such other actions that have been requested by the Agent, the Collateral Agent, or the Lenders, in connection with perfection of the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), have been taken; and

(iv) flood certificates with respect to the Mortgaged Properties as the Agent may request.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document, agreement and/or instrument or other matter required to be approved by the Lenders on the Closing Date. Such declaration shall be final, conclusive and binding upon the Lenders and all other parties to this Agreement for all purposes. The Agent agrees that it will, upon the satisfaction of the conditions contained in this Section 3, promptly provide notice to the Borrower and the Lenders of the occurrence of the Closing Date.

SECTION 4. Restatement Effective Date Conditions Precedent. The Credit Agreement will be effective on the date on which the conditions set forth below in this Section 4 have been satisfied or waived by the Lenders party hereto (such date, the “Restatement Effective Date”):

(a) any fees due and payable at the Restatement Effective Date pursuant to the Engagement Letter (as defined in the Credit Agreement) shall have been paid;

(b) the Borrower shall have paid Attorney Costs of the Agent to the extent invoiced at least two (2) Business Days prior to the Restatement Effective Date;

(c) the Agent (on behalf of the Exiting Lenders) shall have received, or will receive substantially concurrently with the effectiveness of the Credit Agreement, in connection with the reallocation and termination of the Commitments of, and the payment in full of Committed Loans of, the Exiting Lenders contemplated by this Agreement, immediately available funds necessary to pay all principal, interest, fees and other charges owed to the Exiting Lenders under the Loan Documents;

(d) the Agent shall have received Notes (including any amendments and restatements thereof), in form and substance satisfactory to the Agent, executed by the Borrower in favor of each Lender requesting such Notes, each in a principal amount equal to such Lender’s Commitment as of the Restatement Effective Date, each dated as of the Restatement Effective Date;

(e) the Agent shall have received a legal opinion, in form and substance satisfactory to the Agent, from Baker Botts L.L.P., counsel to the Loan Parties;

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(f) the Borrower shall have issued the New Second Lien Notes (x) maturing no earlier than one-hundred twenty (120) days after the Maturity Date (as defined in the Credit Agreement), (y) in an aggregate principal amount of not less than $400,000,000 and (z) subject to the Intercreditor Agreement (as defined in the Credit Agreement);

(g) substantially concurrently with the occurrence of the Restatement Effective Date and the issuance of the New Second Lien Notes, all of the Existing Notes shall have been purchased, redeemed and/or cash proceeds sufficient to effect such redemption shall have been received by or on behalf of the MLP in a segregated account established and maintained for the purpose of effecting such redemption, and the Agent shall have received evidence of the satisfaction and discharge of the Existing Notes, together with a notice of redemption relating thereto; and

(h) after giving effect to any Borrowings incurred on, and prepayments made on, the Restatement Effective Date, the Loan Parties shall have pro forma Liquidity (as defined in the Credit Agreement) of not less $35,000,000.

Upon the satisfaction or waiver of the conditions contained in this Section 4, the Agent shall promptly provide notice to the Borrower and the Lenders of the occurrence of the Restatement Effective Date, together with a copy of the Credit Agreement updated only to specify the actual date on which the Restatement Effective Date has occurred.

SECTION 5. Limited Consent. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, but subject to the satisfaction or waiver of each condition precedent set forth in Section 3 hereof, effective as of the Closing Date, the Lenders party hereto hereby consent to the Notes Refinancing (including, without limitation, the redemption and prepayment of the Existing Notes), provided that the terms of the New Second Lien Notes are such that they would be permitted by the Credit Agreement. The consent described in this Section 5 is a one-time consent with respect to the Notes Refinancing and shall not be deemed to constitute a consent to or waiver of any other term, provision or condition of the Existing Credit Agreement. None of the Lenders shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Existing Credit Agreement or any other Loan Document.

SECTION 6. Termination. If for any reason the Notes Refinancing does not occur on or prior to 5:00 p.m. Dallas, Texas time, on March 31, 2023 (or such later date and time as the Agent and the Lenders may agree to in writing in their sole discretion) (the “Termination Time”), then this Agreement shall be deemed to have terminated effective as of the Termination Time, and this Agreement shall become void and of no further force or effect without any further action by or liability to any party hereto or its respective Indemnitees, and following such termination, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect without giving any effect to this Agreement (including the Credit Agreement).

SECTION 7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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SECTION 8. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions of Section 10.15 and Section 10.16 of the Existing Credit Agreement are hereby incorporated herein, mutatis mutandis, as if such Section 10.15 and Section 10.16 were set forth herein in their entirety.

SECTION 9. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent. The Agent or any Lender may only assign its rights and interests herein to an Eligible Assignee or other assignee permitted under the Existing Credit Agreement who has succeeded to such Lender’s or the Agent’s rights and interests in the Loan Documents in accordance with the Existing Credit Agreement.

SECTION 10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section 10.11 of the Existing Credit Agreement is hereby incorporated herein, mutatis mutandis, as if such Section 10.11 were set forth herein in its entirety.

SECTION 11. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Upon the occurrence of the Restatement Effective Date, the Credit Agreement shall supersede and replace the Existing Credit Agreement in its entirety, as an amendment and restatement thereof, as provided therein and, upon its effectiveness, as provided in the Credit Agreement. As of the Restatement Effective Date, each reference in the Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement.

SECTION 12. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13. Reaffirmation of Loan Documents; No Novation. Each Loan Party hereby (a) reaffirms and agrees that, subject to the last sentence of Section 11, each of the Collateral Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Restatement Effective Date, (b) reaffirms and confirms its guarantee under the Existing Credit Agreement as a continuing guarantee under the Credit Agreement and its pledge and/or grant of a security interest in the Collateral to secure the Obligations under the Collateral Documents, with all such security interests continuing in full force and effect after giving effect to this Agreement and (c) acknowledges and agrees that from and after the Restatement Effective Date the Collateral Documents to which it is a party and all the Collateral shall continue to secure the Obligations under the Credit Agreement. This Agreement is not a novation of the Existing Credit Agreement or any other Loan Document.

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SECTION 14. Loan Document. This Agreement constitutes a “Loan Document” under and as defined in the Existing Credit Agreement.

SECTION 15. Entire Agreement. THE CREDIT AGREEMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 16. Exiting Lenders. Subject to the occurrence of the Restatement Effective Date, each of the Exiting Lenders hereby (a) consents to this Agreement as required under Section 10.01 of the Existing Credit Agreement solely with respect to and to the extent such consent is necessary to effect the provisions of Section 2(b) and this Section 16 and (b) acknowledges and agrees to Section 2(b) and Section 5 of this Agreement. Each of the parties hereto hereby agrees and confirms that after giving effect to Section 2(b) of this Agreement, each Exiting Lender’s Committed Sum shall be $0, its Commitments to lend and all of its obligations under the Existing Credit Agreement shall be terminated and each of the Exiting Lenders shall cease to be a Lender for all purposes under the Loan Documents; provided, that, each Exiting Lender shall retain all rights (including without limitation all indemnification rights) that by the express terms of the Existing Credit Agreement survive with respect to Persons who cease to be Lenders under the Loan Documents pursuant to the terms thereof. For the avoidance of doubt, in addition to the payments of principal, reallocations, adjustments and other actions contemplated under the Credit Agreement and this Section 16, the Borrower shall pay (or cause to be paid) all interest, fees and other charges owed to the Exiting Lenders under the Loan Documents as of the Restatement Effective Date, including without limitation in connection with the payment in full of the Committed Loans held by, and the termination in full of all Commitments of, such Exiting Lenders contemplated hereby.

SECTION 17. New Lenders. Subject to the occurrence of the Restatement Effective Date, each of the New Lenders hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. The New Lenders hereby appoint and authorize the Agent to take such actions as the Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each of the New Lenders (x) represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (c) from and after the Restatement Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (d) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment and either it, or the Person exercising discretion in making its decision to acquire its Commitment, is

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experienced in acquiring assets of such type, (e) it has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Existing Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (f) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to provide its Commitment, and (g) it has delivered all documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (y) agrees that (a) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (b) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 18. Existing Eurodollar Rate Loans. Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement (as amended hereby), all “Eurodollar Rate Loans” (under and as defined in the Existing Credit Agreement) outstanding immediately prior to the Restatement Effective Date shall, on the Restatement Effective Date, be rearranged and converted into a new SOFR Loan Borrowing consisting of SOFR Loans with an Interest Period of one-month’s duration (commencing on the Restatement Effective Date), and which SOFR Loans shall thereafter be subject to the terms and conditions of the Credit Agreement. In connection with such conversion, (i) the Borrower shall deliver any such Borrowing Notice as the Administrative Agent may reasonably request and (ii) the Borrower shall be obligated to pay any breakage fees that otherwise would be owed pursuant to Section 3.05 of the Existing Credit Agreement; provided however, that any Existing Lender may waive such breakage fees owed to it at their sole discretion.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership,
as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

MARTIN MIDSTREAM PARTNERS L.P.,
a Delaware limited partnership,
as a Guarantor

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

MARTIN OPERATING GP LLC,
a Delaware limited liability company,
as a Guarantor

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

MARTIN MIDSTREAM FINANCE CORP.,
a Delaware corporation,
as a Guarantor

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

TALEN’S MARINE & FUEL, LLC,
a Louisiana limited liability company,
as a Guarantor

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

REDBIRD GAS STORAGE LLC,
a Delaware limited liability company,
as a Guarantor

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

MARTIN TRANSPORT, INC.,
a Texas corporation,
as a Guarantor

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Restatement Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Helena Sadowski
Name:	Helena Sadowski
Title:	Manager, Agency

[Signature Page to Amendment and Restatement Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

WELLS FARGO BANK, N.A.,
as Syndication Agent, a Lender and an L/C Issuer

By:	/s/ Brandon Kast
Name:	Brandon Kast
Title:	Director

[Signature Page to Amendment and Restatement Agreement]

COMERICA BANK,
as a Lender

By:	/s/ Jeff Darnell
Name:	Jeff Darnell
Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

CADENCE BANK,
as a Lender

By:	/s/ Julia Rosen
Name:	Julia Rosen
Title:	Assistant Vice President

[Signature Page to Amendment and Restatement Agreement]

THIRD COAST BANK, SSB,
as a New Lender

By:	/s/ Caleb Allen
Name:	Caleb Allen
Title:	Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

BOKF, NA dba BANK OF TEXAS,
as a New Lender

By:	/s/ Frank Carvelli
Name:	Frank Carvelli
Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

Each of the Exiting Lenders are executing this Agreement as of the date and year first above written for the sole purpose of Section 16 hereof.

EXITING LENDERS:

NATIXIS, NEW YORK BRANCH,
as an Exiting Lender

By:	/s/ Jonathan Cohen
Name:	Jonathan Cohen
Title:	Executive Director

By:	/s/ David B Martens
Name:	David B Martens
Title:	Managing Director

[Signature Page to Amendment and Restatement Agreement]

BANK OF AMERICA, NATIONAL ASSOCIATION,
as an Exiting Lender

By:	/s/ Thomas Czerwinski
Name:	Thomas Czerwinski
Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

TRUIST BANK,
as an Exiting Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

BNP PARIBAS,
as an Exiting Lender

By:	/s/ Amy Kirschner
Name:	Amy Kirschner
Title:	Managing Director

By:	/s/ Nicolas Anberree
Name:	Nicolas Anberree
Title:	Director

[Signature Page to Amendment and Restatement Agreement]

WOODFOREST NATIONAL BANK,
as an Exiting Lender

By:	/s/ Rachel Broussard
Name:	Rachel Broussard
Title:	Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

PNC BANK, NATIONAL ASSOCIATION,
successor to BBVA USA,
as an Exiting Lender

By:	/s/ Russell R Otts
Name:	Russell R Otts
Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

YORKSHIRE INVESTMENTS III, LLC,
as an Exiting Lender

By:	/s/ Daniel Wanek
Name:	Daniel Wanek
Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as an Exiting Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

[Signature Page to Amendment and Restatement Agreement]

ANNEX A

CREDIT AGREEMENT

[Attached]

A-1

Execution Version

MARTIN OPERATING PARTNERSHIP L.P.,

as the Borrower,

MARTIN MIDSTREAM PARTNERS L.P.,

as a Guarantor,

ROYAL BANK OF CANADA,

as Administrative Agent and Collateral Agent,

WELLS FARGO BANK, N.A.,

as Syndication Agent and L/C Issuer,

and

The Lenders Party Hereto

$200,000,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February [8], 2023

WELLS FARGO SECURITIES, LLC

and

RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Book Runners

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EXHIBITS

Exhibit:	Form of:

A-1	Borrowing Notice
A-2	Conversion/Continuation Notice
B	Form of Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships)
E-2	U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships)
E-3	U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships)
E-4	U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)

SCHEDULES

1.01(a)	Applicable Rate
1.01(b)	Material Agreements
2.01	Commitments
5.13	Subsidiaries and other Equity Investments
5.18	Certain Restrictions on Transfer
5.21	Vessels
7.01	Existing Liens
7.04	Indebtedness on Closing Date
10.02	Addresses for Notices to Borrower, Guarantors, Administrative Agent, and Collateral Agent

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 30, 2023, to be effective on the Restatement Effective Date (as defined herein) among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders,” and each individually, a “Lender”), and ROYAL BANK OF CANADA, a Canadian chartered bank under and governed by the provisions of the Bank Act, being S.C. 1991, c.46, as Administrative Agent and Collateral Agent.

The Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders entered into that certain Credit Agreement dated as of November 6, 2002 (as amended, the “Original Credit Agreement”).

The Original Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of October 29, 2004, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto (as amended, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of November 10, 2005, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto (as amended, the “Second Amended and Restated Credit Agreement”).

The Second Amended and Restated Credit Agreement was amended and restated by that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto (as amended, the “Existing Credit Agreement”).

The Borrower has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to refinance, rearrange and extend all of the obligations and indebtedness outstanding thereunder, all subject to the terms and conditions set forth below.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“1.5 Lien Notes” means the senior secured 1.5 lien notes due February 29, 2024, issued by the MLP and Martin Midstream Finance Corp. on August 12, 2020.

“ABR”, when used in reference to any Loan or Borrowing, refers to the fact that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means any Loan bearing interest at a rate based on the Alternate Base Rate as provided in Section 2.06(a)(ii).

“Acquisition” means any acquisition by a Loan Party of assets (other than (a) assets acquired in the ordinary course of business in connection with or incidental to its then existing businesses and operations, and (b) equity interests). For the avoidance of doubt, the acquisition of Vessels shall not be considered a transaction in the ordinary course of business.

“Act” has the meaning specified in Section 5.24.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means RBC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agent Parties” has the meaning set forth in Section 10.02(e)(ii).

“Agent-Related Persons” means the Administrative Agent, the Collateral Agent, and the Arrangers (including any successor administrative agent and collateral agent), together with their respective Affiliates (including, without limitation, Wells Fargo Bank, N.A.), and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

“Agent/Arranger Fee Letters” has the meaning specified in Section 2.07(b).

“Agreement” means this Fourth Amended and Restated Credit Agreement, as renewed, extended, amended, amended and restated or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted Term SOFR for a one (1) month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided, that, clause (c) of this definition shall not be applicable during any period in which the Adjusted Term SOFR is unavailable or unascertainable. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amended and Restated Credit Agreement” has the meaning set forth in the recitals hereof.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender’s Commitment (or, if the Commitments have terminated or expired, the percentage of the aggregate Revolving Credit Exposure represented by such Lender’s Revolving Credit Exposure at such time); provided that in the case of Section 2.14 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitments) represented by such Lender’s Commitment (or, if the Commitments have terminated or expired, the “Applicable Percentage” shall be determined based upon the aggregate Revolving Credit Exposure then in effect, disregarding any Defaulting Lender’s Revolving Credit Exposure, and the percentage of such aggregate Revolving Credit Exposure represented by such Lender’s Revolving Credit Exposure at such time).

“Applicable Rate” means, on any date of determination, the percentages per annum set forth on Schedule 1.01(a) hereto with respect to the Type of Credit Extension or commitment fee that corresponds to the Total Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a).

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the date of delivery of such Compliance Certificate pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance therewith, then Pricing Level 1 shall apply until the Borrower furnishes the required Compliance Certificate to the Administrative Agent.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.01(a) or Section 6.01(b) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Loan is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.10. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 2.05(b) and Section 8.02 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means, collectively, Wells Fargo Securities, LLC, in its capacity as left lead arranger and left book runner, and RBC Capital Markets, in its capacity as right lead arranger and right book runner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.07) and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes the fees and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Authorizations” means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates and permits from, any Governmental Authority.

“Availability Period” shall have the meaning set forth in Section 2.01(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.02(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Guaranties” means guaranties or other agreements or instruments serving a similar function issued by a bank or other financial institution.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Banking Services Provider: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or any Affiliate of a Lender that provides Banking Services to any Loan Party. In no event shall any Banking Services Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to obligations under Banking Services. In no event shall the approval of any such Person in its capacity as Banking Services Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent or the Collateral Agent. For the avoidance of doubt, “Banking Services Provider” shall not include any Participant of a Lender pursuant to Section 10.07(d) other than to the extent that such Participant is otherwise a Lender or an Affiliate of a Lender.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided, that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided, that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that, such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower General Partner” means the general partner of the Borrower. As of the Closing Date, the general partner of the Borrower is Martin Operating GP LLC, a Delaware limited liability company.

“Borrowing” means a borrowing made by each of the Lenders pursuant to Section 2.01 consisting of simultaneous Loans of the same Type, converted or continued on the same date pursuant to Section 2.02(a) and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable.

“Building” has the meaning assigned in the applicable Flood Insurance Regulation.

“Business Day” means any day (a) other than a Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed and (b) that is not a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.

“Canadian Person” means a Person organized under the laws of Canada or a Canadian province.

“Capital Expenditure” by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one (1) year, or any improvements or additions thereto. For the avoidance of doubt, as used in this Agreement, the terms Capital Expenditure, capital expenditure and expenditure shall not include expenditures for Acquisitions.

“Capital Lease” means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP. Notwithstanding anything contained in this Agreement to the contrary, any lease (whether or not in existence on December 15, 2018) that would have been considered an operating lease under the provisions of GAAP as in effect as of December 15, 2018 (and not as a capital or finance lease) regardless of any change in GAAP resulting from FASB ASC 842 following December 15, 2018 that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a capital or finance lease, shall be treated as an operating lease.

“Caribbean Person” means a Person organized under the laws of a country located in the Caribbean region.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the applicable L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Collateral Agent and such L/C Issuer (which documents hereby are consented to by the Lenders). “Cash Collateral” and “Cash Collateralized” shall have a meaning correlative to the foregoing.

“Cash Equivalents” means:

(a) United States Dollars;

(b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

(c) certificates of deposit with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding one-hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank (i) having capital and surplus in excess of $250,000,000, and (ii) (A) having a rating of at least “A2” by Moody’s and at least “A” by S&P, or (B) that is a Lender not rated by Moody’s and/or S&P;

(d) repurchase obligations with a term of not more than thirteen (13) months for underlying securities of the types described in clause (b) and clause (c) above entered into with any financial institution meeting the qualifications in clause (c) above;

(e) commercial paper (having original maturities of not more than two-hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P; and

(f) money market mutual or similar funds having assets in excess of $100,000,000, at least ninety-five percent (95%) of the assets of which are comprised of assets specified in clause (a) through clause (e) above.

“Casualty or Condemnation Disposition” has the meaning set forth in the definition of “Disposition”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date, or (c) compliance by any Lender or an L/C Issuer (or, for purposes of Section 3.03(b), by any lending office of such Lender or by such Lender’s or an L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one or more of the following:

(a) any “Person” or “Group” (within the meaning of Section 13(d) and Section 14(d) under the Exchange Act) (other than the Permitted Holders) is or shall (i) be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of fifty percent (50%) or more on a fully diluted basis of the voting and/or economic interest in Martin Resource’s capital stock or other equity interests, or (ii) has obtained the power (whether or not exercised) to elect a majority of Martin Resource’s directors;

(b) Martin Resource ceases to own and control of record, directly or indirectly, a majority of the voting equity interests in the MLP General Partner;

(c) the MLP General Partner ceases to be the sole general partner of the MLP; or

(d) the MLP ceases to own and control, beneficially and of record, directly or indirectly, all equity interests in the Borrower or fails to control, directly or indirectly, the management of the Borrower.

“Closing Date” means January 30, 2023.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by the MLP, the Borrower General Partner, the Borrower, the Restricted Subsidiaries or any other Loan Party in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Collateral Agent on behalf of the Lenders (including stock and other equity interests), whether under this Agreement, the Collateral Documents, or any other document executed by any such Person and delivered to the Administrative Agent or the Lenders.

“Collateral Agent” means RBC, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means (a) each guaranty, pledge agreement, security agreement, ship mortgage, fleet mortgage, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower, the MLP, the Borrower General Partner, any Guarantor or any of their respective Restricted Subsidiaries for the benefit of the Lenders and the Lender Swap Parties now, previously or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower, the MLP, the MLP General Partner, any Guarantor or any of their respective Restricted Subsidiaries, as debtor, in favor of the Lenders or the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties as secured party to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of the Borrower under the Loan Documents, whenever made or delivered, and (b) any confirmations, amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements and extensions of any of the foregoing.

“Commercial Operation Date” means, with respect to any Material Project, the date upon which such Material Project achieves commercial operation.

“Commitment” means (i) as to any Lender, the obligation of such Lender to make Loans to, and to purchase participations in respect of Letters of Credit issued for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 hereto, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 2.13) and (ii) as to all Lenders, the aggregate commitment of all Lenders to make Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 2.13). The aggregate amount of the Lender’s Commitments on the Restatement Effective Date is $200,000,000. Effective (i) June 30, 2023, the aggregate amount of the Lender’s Commitments shall be automatically reduced to $175,000,000 and (ii) June 30, 2024, the aggregate amount of the Lender’s Commitments shall be automatically reduced to $150,000,000 and, in the case of each such commitment reduction, each Lender’s respective Commitment shall be reduced ratably in proportion to such Lender’s Applicable Percentage at the time of such reduction.

“Commodity Account” has the meaning set forth in the Security Agreements.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation thereof).

“Communications” has the meaning set forth in Section 10.02(e).

“Company” and “Companies” means, on any date of determination thereof, the Borrower, the other Loan Parties and the Unrestricted Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent reasonably determines may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably determines is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income and (e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Consolidated First Lien Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the aggregate amount of Obligations that constitute Consolidated Funded Debt that is secured by Liens on the Collateral on a first-priority basis pursuant to the Intercreditor Agreement.

“Consolidated Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, an amount equal to (x) the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Letters of Credit to the extent drawn and not reimbursed pursuant to Section 2.12(c) and all other Obligations hereunder for borrowed money), (b) Attributable Indebtedness with respect to Capital Leases, (c) Attributable Indebtedness with respect to Synthetic Lease Obligations, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in clause (a) through clause (c) above.

“Consolidated Interest Charges” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the sum of (a) the sum of all interest, premium payments, fees, charges and related expenses of the MLP, the Borrower and the Restricted Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, minus (b) the sum of all interest income of the MLP, the Borrower and the Restricted Subsidiaries.

“Consolidated Net Income” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the net income or net loss of the MLP, the Borrower and the Restricted Subsidiaries from continuing operations; provided, that, there shall be excluded from such net income (to the extent otherwise included therein) (a) the income (or loss) of any entity other than a Restricted Subsidiary in which the MLP, the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the MLP, the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions; provided, that, the total amount of such income that shall be included in the calculation of Consolidated Net Income shall be limited to an amount equal to twenty-five percent (25%) of Consolidated EBITDA (determined without including Material Project EBITDA Adjustments) for such period, (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases), (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance, (e) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets (including the capital stock or other equity ownership of any other person, but excluding the sale of inventories in the ordinary course of business), (f) the cumulative effect of a change in accounting principles, (g) any expenses, fees or other payments incurred in connection with this Agreement and the transactions contemplated thereby, (h) any expenses and non-recurring fees, charges or other payments incurred in connection with (x) the repurchase or redemption of the 1.5 Lien Notes and the Second Lien Notes and (y) the issuance of the New Second Lien Notes and (i) the income (or loss) attributable to the purchase, storage and sale of Petroleum Products consisting of normal butane or refinery grade butane (excluding any back-to-back purchases and sales of such Petroleum Products).

“Consolidated Net Tangible Assets” means, for any date of determination, the total amount of consolidated assets of the MLP, the Borrower and the Restricted Subsidiaries after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the MLP, the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 10.23.

“Credit Extension” means (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Alternate Base Rate plus (b) the Applicable Rate, if any, applicable to ABR Loans, plus (c) two percent (2%) per annum; provided, however, that with respect to a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, but in no event, in each case, to exceed the Maximum Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or an L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bail-In Action, (ii) become the subject of a proceeding under any Debtor Relief Law, or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clause (a) through clause (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuers and each Lender.

“Deposit Account” has the meaning set forth in the Security Agreements.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal (including any damage to, loss or destruction of any property, or other event resulting in payments being made to a Person under an insurance policy or as a result of any condemnation or Vessel requisition) (a “Casualty or Condemnation Disposition”), with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the term “Disposition” shall not include the issuance by a Person of its own equity interests.

“Disqualified Lender” means any Person that is (a) a competitor of the MLP or any of its Subsidiaries identified from time to time in writing by the Borrower to the Administrative Agent and the Lenders, (b) set forth in the list delivered by the Borrower to the Administrative Agent and the Lenders, and approval by the Arrangers, prior to the Restatement Effective Date, or (c) any Affiliate of any Person described in either of the immediately foregoing clause (a) and clause (b) that is reasonably identifiable solely on the basis of their name.

“Distribution Loan” means a Loan which is made in whole or in part for the purpose of paying a Quarterly Distribution or for the purpose of reimbursing the MLP General Partner for the purchase price of partnership units purchased under the MLP Long-Term Incentive Plan (as defined in the Limited Partnership Agreement (MLP)).

“Dollar” or “$” means lawful money of the United States of America.

“Domestic Person” means any corporation, general partnership, limited partnership or limited liability company that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) each L/C Issuer, and (iii) unless a Default or Event of Default shall have occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the MLP, any Martin Party or any Person holding any Second Lien Notes, or any of its or their respective Affiliates (other than a commercial lending institution that is actively engaged in making revolving loans in the ordinary course of its business).

“Engagement Letter” has the meaning specified in Section 2.07(c).

“Environmental Law” means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Hazardous Materials Transportation Authorization Act (49 U.S.C. § 5101 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

“Equity Issuance” means the issuance of any class of equity interests by the MLP, other than issuance of equity interests solely to or for the benefit of any directors or employees of a Loan Party.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (a) of the Code (and Section 414(m) and Section (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, (e) the institution by the PBGC of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (f) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, Section 431 and Section 432 of the Code or Section 303, 304 and Section 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to in Section 9.12(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events or circumstances specified in Article VIII.

“Evergreen Letter of Credit” has the meaning specified in Section 2.12(b)(iii).

“Excess Cash” means, at any time, the aggregate cash and Cash Equivalents of the Loan Parties (other than Excluded Cash) in excess of $25,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means, collectively for the Borrower and its Subsidiaries, (a) each Deposit Account, Commodity Account and Securities Account that maintains an average daily balance of less than $50,000; provided, that, the aggregate average amount in such accounts over any trailing three (3) consecutive Business Days does not exceed $500,000, (b) all payroll, healthcare and other employee wage and benefit accounts, (c) all tax accounts, including, without limitation, sales tax accounts, (d) all escrow, trust, withholding and other fiduciary accounts, and (e) all zero balance disbursement accounts.

“Excluded Cash” means (a) any cash to be used to pay obligations of the Loan Parties then due and owing (or expected to be paid within three (3) Business Days) to third parties (other than the MLP and its Subsidiaries) and for which the Loan Parties have issued (or will issue) checks or have initiated (or will initiate) wires or ACH transfers in order to pay such obligations, and (b) cash held in (i) accounts designated and used solely for payroll or employee benefits, (ii) cash collateral accounts with respect to letters of credit, Swap Obligations and Banking Services Obligations, (iii) deposits of cash or Cash Equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, and (iv) accounts held and used exclusively for the payment of taxes of the Loan Parties.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, the grant by such Loan Party of a security interest or Lien to secure, or the provision of other support of such Swap Obligation (or any guarantee or provision of other support thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty, grant of security interest, Lien or provision of other support of such Swap Obligation (or any guarantee or provision of other support thereof) becomes effective. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or Lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereof.

“Existing Letters of Credit” means all Letters of Credit issued by RBC under the Existing Credit Agreement that are outstanding on the Closing Date.

“Facility” means the credit facility as described in and subject to the limitations set forth in Section 2.01.

“FATCA” means Section 1471 through Section 1474 of the Code as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a person. Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“First Lien Leverage Ratio” means the ratio of (a) Consolidated First Lien Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters ending on such date.

“Fixed Assets” means the Vessels, real estate and all other fixed assets (as such term is used in accordance with GAAP) owned by the MLP, the Borrower or any of the Restricted Subsidiaries.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) any regulations promulgated thereunder.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Investments” means, without duplication, an Investment in a Canadian Person that is not a Guarantor, acquisition and ownership of assets located in Canada that do not constitute Collateral, an Investment in a Caribbean Person, and acquisition and ownership of assets located in a Caribbean country.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means a Subsidiary of the MLP or the Borrower that is not a Domestic Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the applicable L/C Issuers, such Defaulting Lender’s Applicable Percentage of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means any Person that undertakes to be liable for all or any part of the Obligations by execution of a Guaranty or otherwise.

“Guaranty” means the Guaranty (MLP), the Guaranty (Borrower and GP), the Guaranty (Subsidiary), and each Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, together with all supplements thereto and amendments and restatements thereof.

“Guaranty (Borrower and GP)” means that certain Amended and Restated Guaranty (Borrower and GP) dated as of March 28, 2013 by Borrower and Borrower General Partner in favor of RBC, together with all supplements thereto and amendments and restatements thereof.

“Guaranty (MLP)” means that certain Amended and Restated Guaranty (MLP) dated as of March 28, 2013 by MLP in favor of RBC, together with all supplements thereto and amendments and restatements thereof.

“Guaranty (Subsidiary)” means that certain Amended and Restated Guaranty (Subsidiary) dated as of March 28, 2013 by Martin Midstream Finance Corp., a Delaware corporation, Talen’s Marine & Fuel, LLC, a Louisiana limited liability company, Martin Transport Inc., a Texas corporation and Redbird Gas Storage LLC, a Delaware limited liability company in favor of RBC, together with all supplements thereto and amendments and restatements thereof.

“Guaranty Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (x) an amount equal to the stated or determinable outstanding amount of the related primary obligation, and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guarantying Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Substance” means any substance the Release or threatened Release of which into the environment poses a threat to, or is regulated to protect, human health, safety, public welfare or the environment, including, without limitation, (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.12(c)(i).

“Increase Effective Date” has the meaning set forth in Section 2.13(b).

“Indebtedness” means, as to any Person at a particular time, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the face amount of all letters of credit (including standby and commercial), banker’s acceptances, Bank Guaranties, surety bonds and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

(c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the marked-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than sixty (60) days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but if such indebtedness is not assumed or is limited recourse to such Person, the amount of such indebtedness shall be the least of (i) the amount of recourse to such Person, (ii) the amount of such indebtedness and (iii) the fair market value of the assets of such Person securing such indebtedness;

(e) Capital Leases and Synthetic Lease Obligations;

(f) Off-Balance Sheet Indebtedness; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person (except for customary exceptions acceptable to the Required Lenders). The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding anything to the contrary contained herein, “Indebtedness” shall not include any indebtedness with respect to which cash or Cash Equivalents in an amount sufficient to repay in full the principal, accrued interest and premium, if any, on such indebtedness has been irrevocably deposited with the trustee or other depository for the benefit of the holders of such indebtedness, but only to the extent that the foregoing constitutes a defeasance or satisfaction and discharge pursuant to the applicable agreement governing such indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Initial Financial Statements” means the consolidated balance sheet of the MLP, the Borrower and the Subsidiaries as of December 31, 2021, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended.

“Initial Quarter” has the meaning set forth in the definition of “Material Project EBITDA Adjustment.”

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as the Restatement Effective Date, among the Administrative Agent and the Junior Lien Collateral Trustee (as defined therein) and the Loan Parties, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four (4) prior fiscal quarters ending on such date, to (b) the sum of (i) Consolidated Interest Charges paid in cash during such period, and (ii) imputed interest charges on Synthetic Lease Obligations of the MLP, the Borrower and the Restricted Subsidiaries during such period.

“Interest Payment Date” means, (a) as to any Loan other than an ABR Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Notice and subject to availability; provided, that:

(a) the Interest Period shall commence on the date of advance or continuation of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period pertaining to a SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Maturity Date; and

(e) no tenor that has been removed from this definition pursuant to Section 3.02(c)(iv) shall be available for specification in any Borrowing Notice or Conversion/Continuation Request.

“Investment” means, as to any Person, any investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, or (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.

“IRS” means the United States Internal Revenue Service.

“L/C Advance” means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means any affiliate, unit or agency of, Wells Fargo Bank, N.A., or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Borrower with the consent of the Administrative Agent (which approval shall not be unreasonably withheld). Solely for the purposes of the Existing Letters of Credit, RBC shall be deemed to be an L/C Issuer for purposes of this Agreement and any other Loan Document until the expiration or termination of such Existing Letters of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph hereof and includes, as the context requires, the L/C Issuers.

“Lender Counterparties” has the meaning set forth in Section 10.01(d).

“Lender Hedging Agreement” means a Swap Contract between a Loan Party and a Lender Swap Party.

“Lender Swap Party” means any Person that, at the time it enters into a Swap Contract with any Loan Party, is a Lender or an Affiliate of a Lender. In no event shall any Lender Swap Party acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to obligations under Lender Hedging Agreements. In no event shall the approval of any such Person in its capacity as Lender Swap Party be required in connection with the release or termination of any security interest or Lien of the Administrative Agent or the Collateral Agent. For the avoidance of doubt, “Lender Swap Party” shall not include any Participant of a Lender pursuant to Section 10.07(d) other than to the extent that such Participant is otherwise a Lender or an Affiliate of a Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth on its Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, and shall include all Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the aggregate Commitments and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments. Notwithstanding the foregoing, RBC shall have a Letter of Credit Sublimit in an amount equal to the aggregate face amount of the Existing Letters of Credit as of the Restatement Effective Date. Following the expiration or termination of the Existing Letters of Credit, RBC shall have a Letter of Credit Sublimit of $0.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any lien able to be perfected by the filing of any financing statement under the UCC or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Limited Partnership Agreement (Borrower)” means the Amended and Restated Agreement of Limited Partnership of Martin Operating Partnership L.P. dated as of November 6, 2002, as the same may be amended, restated or otherwise modified in accordance with Section 7.13.

“Limited Partnership Agreement (MLP)” means the Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated as of November 25, 2009, as amended by that certain Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated January 5, 2011 and that certain Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated January 31, 2011, as the same may be further amended, restated or otherwise modified in accordance with Section 7.13.

“Liquidity” means, as of any date of determination, the sum of (x) the amount of unfunded Commitments then available to the Borrower under this Agreement plus (y) the aggregate amount of the Borrower and the Guarantors’ Unrestricted Cash on a consolidated basis.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Section 2.01.

“Loan Documents” means this Agreement, the Intercreditor Agreement, each Note (including any amended and restated Note), the Master Consent to Assignment, each of the Collateral Documents, the Agent/Arranger Fee Letters, the Engagement Letter, each Borrowing Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application and each other agreement, document or instrument executed and delivered by a Loan Party from time to time in connection with this Agreement and the Notes.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Manufactured (Mobile) Home” has the meaning assigned in the applicable Flood Insurance Regulation.

“Martin ESOP Trust” means the trust established on October 2, 2012, to hold common and preferred shares of Martin Resource for the benefit of the Martin Resource Employee Stock Ownership Plan.

“Martin Party” means Martin Resource or any Subsidiary of Martin Resource, other than the MLP General Partner, the MLP, the Borrower General Partner, the Borrower and their respective Subsidiaries.

“Martin Resource” means Martin Resource Management Corporation, a Texas corporation.

“Master Consent to Assignment” means that certain Amended and Restated Master Consent to Assignment, dated as of March 28, 2013 by Martin Resource Management Corporation, Martin Transport, Inc., Martin Products Sales LLC, Martin Underground Storage, Inc. and Martin Energy Services LLC and acknowledged by RBC as amended, amended and restated or otherwise modified from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole or the MLP, the Borrower and the Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower or the MLP to perform its obligations under the Loan Documents to which it is a party, (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, the MLP, or any other Loan Party of any Loan Document, or (d) a material adverse effect on the ability of the Administrative Agent, the Collateral Agent or the Lenders to enforce its or their remedies under any Loan Document.

“Material Agreements” means (a) the agreements set forth on Schedule 1.01(b) hereto, and (b) any other contract material to the business of the MLP or the Borrower to which the Borrower or any other Loan Party is a party if the termination of such contract could be reasonably expected to have a Material Adverse Effect.

“Material Project” means any capital project of the Borrower or any of its Restricted Subsidiaries, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed, or exceeds, $10,000,000.

“Material Project EBITDA Adjustment” means, with respect to the construction or expansion of any Material Project:

(a) prior to the Commercial Operation Date (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by the Arrangers as the projected Consolidated EBITDA attributable to such Material Project for the first twelve (12) month period following the scheduled Commercial Operation Date (such amount to be determined based upon projected revenues from binding customer contracts, projected revenues that are determined by the Arrangers, in their discretion, to otherwise be highly probable, the creditworthiness of the prospective customers, capital and other costs, operating and administrative expenses, the scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by the Arrangers), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided, that, if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than ninety (90) days but not more than one-hundred eighty (180) days, twenty five percent (25%), (ii) longer than one-hundred eighty (180) days but not more than two-hundred seventy (270) days, fifty percent (50%), and (iii) longer than two-hundred seventy (270) days, one-hundred percent (100%); and

(b) beginning with the first full fiscal quarter following the Commercial Operation Date and for the balance of the remaining fiscal quarters in the fiscal year following such date, an amount equal to the projected Consolidated EBITDA attributable to such Material Project for the balance of such remaining fiscal quarters (but net of any actual Consolidated EBITDA attributable to such Material Project).

Notwithstanding the foregoing:

(x) no such Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless:

(i) at least thirty (30) days (or such lesser period as is reasonably acceptable to the Arrangers) prior to the last day of the fiscal quarter for which the Borrower desires to commence inclusion of such Material Project EBITDA Adjustment in Consolidated EBITDA with respect to a Material Project (the “Initial Quarter”), the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project; and

(ii) prior to the last day of the Initial Quarter, the Arrangers shall have approved such projections and shall have received such other information and documentation as the Arrangers may reasonably request, all in form and substance satisfactory to the Arrangers; and

(y) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to twenty percent (20%) of Consolidated EBITDA (determined without including Material Project EBITDA Adjustments) for such period.

“Maturity Date” means the earliest to occur of (a) February [8], 2027, or (b) the date of termination of the Commitments by the Borrower pursuant to Section 2.05, and (c) the date of termination of the Commitments pursuant to Section 8.02.

“Maximum Amount” and “Maximum Rate” respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

“Midstream Business” means (a) terminalling and storage services for petroleum products and by-products, (b) natural gas gathering, processing, storage and LPG and natural gas distribution, (c) marine transportation services for petroleum products and by-products, (d) sulfur gathering, processing and distribution, (e) fertilizer manufacturing and marketing, and (f) other businesses reasonably related or complementary to the foregoing clause (a) through clause (e).

“MLP” has the meaning set forth in the introductory paragraph hereof.

“MLP Common Unit Redemption” has the meaning set forth in Section 7.07(e).

“MLP General Partner” means the general partner of the MLP. As of Closing Date, the general partner of the MLP is Martin Midstream GP LLC, a Delaware limited liability company.

“Mortgaged Properties” means all real property subject to a Mortgage.

“Mortgages” means the mortgages, leasehold mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of the Collateral Agent, for the benefit of the Secured Parties (including, without limitation, the Vessel Mortgages), and all supplements, assignments, amendments and restatements thereto and substitutions therefor.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, any Guarantor or any ERISA Affiliate (a) makes or is obligated to make contributions, or (b) during the current or preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Disposition, cash (including all cash received by way of deferred payment as and when received and payment of amounts due under any insurance policy) received by a Loan Party in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’ fees and closing costs incurred in connection with the consummation of such transaction);

(b) with respect to any Indebtedness, proceeds of such Indebtedness received by a Loan Party after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred in connection with the issuance of such Indebtedness; and

(c) with respect to any Equity Issuance, cash received, on or after the date of incurrence of such Equity Issuance, by the MLP from such Equity Issuance after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred by the MLP in connection with such Equity Issuance.

“New Second Lien Notes” means the senior secured second lien notes due [__], 2028, issued by the MLP and Martin Midstream Finance Corp. on the Restatement Effective Date.

“New York Process Agent” has the meaning set forth in Section 10.15(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Pledgeable Collateral” has the meaning set forth in Section 6.16(a)(iii) hereof.

“Non-Recourse Obligations” means Indebtedness, Guaranty Obligations and other obligations of any type as to which (a) neither the Borrower nor any other Loan Party (i) is obligated to provide credit support in any form (other than obligations that may remain with such Person pursuant to applicable law solely based on such Person having been a predecessor-in-interest or operator with respect to Fixed Assets contributed or transferred to an Unrestricted Subsidiary), or (ii) is directly or indirectly liable, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness or Guaranty Obligations of the Borrower or any other Loan Party to declare a default on such Indebtedness prior to its stated maturity or cause any such Guaranty Obligations to become payable.

“Nonrenewal Notice Date” has the meaning specified in Section 2.12(b)(iii).

“Notes” means the promissory notes, substantially in the form of Exhibit B, and all renewals or extensions of any part thereof, evidencing the obligation of the Borrower to repay the Loans.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, other than Excluded Swap Obligations. In addition, all references to the “Obligations” in the Collateral Documents and in Section 8.03 and Section 10.09 shall include all present and future indebtedness, liabilities and obligations (and all renewals and extensions thereof or any part thereof) of any Person now or hereafter owed to (i) any Lender Swap Party arising pursuant to any Lender Hedging Agreement, other than Excluded Swap Obligations and (ii) any Banking Services Provider arising pursuant to any Banking Services Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Indebtedness” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any sale and leaseback transaction which is not a Capital Lease, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (c) operating leases.

“Omnibus Agreement” means the Omnibus Agreement dated as of November 1, 2002, among the MLP, the Borrower, the MLP General Partner and Martin Resource, as amended by such parties pursuant to Amendment No. 1 to the Omnibus Agreement dated as of November 24, 2009, and as further amended in accordance with Section 7.13.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate of formation and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Original Credit Agreement” has the meaning set forth in the recitals hereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” on any date (a) with respect to any Loans, means the aggregate outstanding principal amount of all Loans after giving effect to any Borrowings and prepayments or repayments occurring on such date, (b) with respect to any L/C Obligations, means the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (c) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Payment Notice” has the meaning assigned to it in Section 9.12(a).

“Payment Recipient” has the meaning assigned to it in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, Section 430, Section 431, Section 432 and Section 436 of the Code and Section 302, Section 303, Section 304 and Section 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Holders” means (a) Ruben S. Martin, III and his heirs at law, (b) entities or trusts established by Ruben S. Martin, III for estate planning purposes and owned by or established for his benefit or his heirs at law, and (c) Martin ESOP Trust.

“Permitted Joint Venture” means any Person (other than a Subsidiary) in which the Borrower owns (including ownership through any Restricted Subsidiary) equity interests representing less than one-hundred percent (100%) of the total outstanding equity interests of such Person; provided, that, such Person is engaged only in the businesses that are permitted for the Borrower and its Restricted Subsidiaries pursuant to Section 7.09.

“Permitted Liens” means Liens permitted under Section 7.01 as described in such Section.

“Person” means any natural person, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, company or other entity.

“Petroleum Products” means crude oil condensate, natural gas, natural gas liquids, liquified petroleum gases, refined petroleum products or any blend thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 10.02(e).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by RBC as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by RBC as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.23.

“Qualified ECP Guarantor” means, with respect to any Swap Obligation, each Loan Party that (a) has total assets exceeding $10,000,000 at the time the relevant guaranty by such Loan Party of such Swap Obligation, the grant by such Loan Party of a security interest or Lien to secure such Swap Obligation, or the provision of other support by such Loan Party becomes effective with respect to such Swap Obligation, (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support or other agreement” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act, or (c) constitutes an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act because its obligations with respect to such Swap Obligation are supported by the keepwell in Section 10.19 hereof from the MLP and the Borrower, each of which is an “eligible contract participant” under Section 1a(18)(A)(v)(I) of the Commodity Exchange Act.

“Quarterly Distributions” means (a) with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date), or (b) with respect to MLP, the distributions by the MLP of Available Cash (as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date).

“RBC” means Royal Bank of Canada.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reduction Amount” has the meaning set forth in the definition of “Triggering Disposition.”

“Register” has the meaning set forth in Section 10.07(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the MLP and the Borrower as prescribed by the Securities Laws.

“Reinvested” means used for Capital Expenditures or Acquisitions in connection with the Midstream Business of a Loan Party or Investments in Persons permitted by Section 7.02.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating or other movement into the air, ground, surface water or soil.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Rate” shall have the meaning set forth in Section 3.02.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Borrowing Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 50% of the aggregate Commitments, and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 50% of the Outstanding Amount of Loans and of L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided, that, the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, chief executive officer, chief financial officer, controller, treasurer or assistant treasurer of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Agreement” means that certain Amendment and Restatement Agreement, dated as of the Closing Date, by and among the Borrower, the MLP, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Restatement Effective Date” means February [8]1, 2023, the date on which the conditions precedent set forth in Section 4 of the Restatement Agreement have been satisfied or waived in accordance with the terms thereof.

“Restricted Payment” by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

“Restricted Subsidiary” means any Subsidiary of the MLP that is neither the Borrower nor an Unrestricted Subsidiary.

“Returned Capital” means, with respect to any Investment, Cash Equivalents received by a Loan Party with respect to such Investment by way of dividend, distribution, repayment of loan or advance, or other return of capital, as the case may be, in each case which amount has been set forth as “Returned Capital” on a certificate of a Responsible Officer of the MLP delivered to the Administrative Agent in connection with such returned capital; provided, that, the failure of such Responsible Officer to deliver such certificate to the Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

[1]

[To be completed by the Administrative Agent with the date of effectiveness of this Agreement upon the satisfaction of the conditions precedent thereto as set forth in the Restatement Agreement. This Agreement is to become effective substantially concurrently with the issuance of the New Second Lien Notes, the closing of which is anticipated to be February 8, 2023.]

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Outstanding Amount of such Lender’s Loans and the Outstanding Amount of its L/C Obligations at such time.

“Rights” means rights, remedies, powers, privileges and benefits.

“Same-Day Borrowing” has the meaning set forth in Section 2.02(f).

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (as of the Restatement Effective Date, The So-Called Donetsk People’s Republic, The So-Called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the recitals hereof.

“Second Lien Notes” means the senior secured second lien notes due on February 28, 2025, issued by the MLP and Martin Midstream Finance Corp. on August 12, 2020.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Banking Service Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account” has the meaning set forth in the Security Agreements.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement (Borrower)” means that certain Third Amended and Restated Pledge and Security Agreement dated as of March 28, 2013 executed by the Borrower, together with all supplements, amendments and restatements thereof.

“Security Agreement (MLP)” means that certain Third Amended and Restated Pledge and Security Agreement dated as of March 28, 2013 executed by the MLP, together with all supplements, amendments and restatements thereof.

“Security Agreement (Subsidiary)” means each Pledge and Security Agreement, Amended and Restated Pledge and Security Agreement, Second Amended and Restated Pledge and Security Agreement or Third Amended and Restated Pledge and Security Agreement, as applicable, executed by a Restricted Subsidiary of the Borrower or the MLP, together with all supplements, amendments and restatements thereof.

“Security Agreements” means, collectively, the Security Agreement (Borrower), the Security Agreement (MLP), the Security Agreement (Subsidiary) and all other security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor).

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.06(a)(i).

“Solvent” means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), with respect to any Person on any date of determination, that on such date (b) it has sufficient cash flow to enable it to pay its Indebtedness as it matures, and (c) it does not have unreasonably small capital to conduct its business.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supermajority Lenders” means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 66 2/3% of the aggregate Commitments, and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 66 2/3% of the Outstanding Amount of Loans and of L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided, that, the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supported QFC” has the meaning assigned to such term in Section 10.23.

“Swap” means any “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Syndication Agent” means Wells Fargo Bank, N.A.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation (a) with respect to an ABR Loan (if calculated pursuant to clause (c) of the definition of “Alternate Base Rate”), a percentage per annum equal to 0.10% for such ABR Loan or (b) with respect to a SOFR Loan, a percentage per annum equal to 0.10% for such SOFR Loan.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” at any time means an amount equal to ten percent (10%) of the book value of the MLP’s, the Borrower’s and the Restricted Subsidiaries’ consolidated assets measured as of the close of the then most recent fiscal quarter end.

“Total Leverage Ratio” means the ratio of (a) Consolidated Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters ending on such date.

“Triggering Disposition” means any Disposition (including sales of stock of Restricted Subsidiaries) (other than a transfer of assets by the Borrower or any Restricted Subsidiary that is a Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Loan Party for such Disposition, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Loan Parties occurring since the Restatement Effective Date, equals or exceeds the Threshold Amount. The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the “Reduction Amount.” For purposes of the definition of Triggering Disposition and Section 2.03(b)(i), Dispositions shall not include Dispositions permitted by Section 7.06(a) or Section 7.06(b).

“Type” means, with respect to a Loan or Borrowing, its character as a SOFR Loan, an ABR Loan or a Loan determined by reference to any Benchmark Replacement.

“UCC” means the Uniform Commercial Code, as in effect in the state of New York.

“U.S. Flag Vessels” shall have the meaning set forth in Section 5.21(a).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that, for purposes of notice requirements in Section 2.02, Section 2.03, and Section 2.06, in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in of Section 3.01(f)(ii).

“U.S. Vessel Mortgages” means, collectively, (a) that certain Second Amended and Restated First Preferred Fleet Mortgage dated as of November 10, 2005, executed by the Borrower in favor of RBC, as collateral agent, as amended by that certain First Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of January 25, 2006, that certain Addendum to First Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated March 2, 2006, that certain Second Supplement and Amendment to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of June 30, 2006, that certain Third Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of November 22, 2006 as modified by that certain Addendum to Third Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of November 22, 2006, that certain Fourth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of December 21, 2009, that certain Fifth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of January 14, 2010, that certain Sixth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of February 9, 2011, that certain Seventh Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of April 15, 2011, that certain Eighth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of August 19, 2011, that certain Ninth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of February 13, 2012, and that certain Tenth Supplement to

Second Amended and Restated First Preferred Fleet Mortgage dated effective as of even date herewith (as hereafter renewed, extended, amended or restated from time to time), which amends and restates that certain Amended and Restated First Preferred Fleet Mortgage dated as of October 29, 2004, which amends and restates (x) that certain First Preferred Fleet Mortgage dated effective as of November 6, 2002, executed by the Borrower in favor of RBC, as collateral agent, as supplemented and amended, and (y) that certain First Preferred Fleet Mortgage dated effective as of November 6, 2002, executed by the Borrower (as the successor-by-merger with Martin Gas Marine LLC) in favor of RBC, as collateral agent, as supplemented and amended, and (b) that certain First Preferred Fleet Mortgage dated effective as of March 6, 2006 executed by CF Martin Sulfur, L.P. in favor of RBC, as collateral agent, as modified by that certain Assumption Agreement and Amendment to First Preferred Fleet Mortgage dated effective as of June 30, 2006 executed between the Borrower, the Administrative Agent.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.12(c)(i).

“Unrestricted Cash” means cash or Cash Equivalents of the Borrower and any Guarantor, other than Excluded Cash, that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any Guarantor; provided, that, (a) cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower or any Guarantor solely because such cash or Cash Equivalents are subject to a Control Agreement shall constitute Unrestricted Cash hereunder, (b) cash and Cash Equivalents shall be included in the determination of Unrestricted Cash only to the extent that such cash and Cash Equivalents are maintained in accounts subject to a Control Agreement for the benefit of the Administrative Agent and (c) cash and Cash Equivalents that are maintained in accounts to the extent required under this Agreement to Cash Collateralize the L/C Obligations shall not be included in Unrestricted Cash.

“Unrestricted Subsidiary” means any Subsidiary of the MLP (other than the Borrower) or the Borrower that (a) has been designated by the Borrower in writing to the Administrative Agent as an Unrestricted Subsidiary pursuant to Section 6.17, and (b) has not been designated by the Borrower as a Restricted Subsidiary pursuant to Section 6.17. For the avoidance of doubt, no Permitted Joint Venture shall be an Unrestricted Subsidiary.

“Vessel Mortgages” means, collectively, the U.S. Vessel Mortgages and any other vessel mortgage now or hereafter executed by any of the Borrower, the MLP or the Restricted Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties.

“Vessels” means all vessels owned by the MLP, the Borrower and the Restricted Subsidiaries.

“Welfare Plan” means an “employee welfare benefit plan” as defined in Section 3(1) of ERISA established or maintained by the Borrower, any Guarantor or any ERISA Affiliate or that covers any current or former employee of the Borrower, any Guarantor or any ERISA Affiliate.

“Wholly-Owned” when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding equity interests (except shares required as directors’ qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

“Withholding Agent” means the Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any Resolution Authority, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The meanings of defined terms in any Loan Document are equally applicable to the singular and plural forms of such defined terms.

(b) (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified herein, references to the terms “Article”, “Section”, “Exhibit” and “Schedule” are to this Agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Other. Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement and the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; (c) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (d) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

Section 1.06 Uniform Commercial Code. Any term used in this Agreement or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC, including “Account”, “Account Debtor”, “Inventory” and “Proceeds”.

Section 1.07 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.02(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

Section 2.01 Commitments. Subject to and in reliance upon the terms, conditions, representations and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make Loans to the Borrower from time to time on any Business Day during the period from the Restatement Effective Date to the Maturity Date (the “Availability Period”), in an aggregate amount not to exceed at any time an amount that would result in (A) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (B) the total Revolving Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans; provided, that, each Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other and each continuation of Loans as the same Type shall be made upon the Borrower’s irrevocable (except as expressly provided otherwise in Section 3.02 with respect to SOFR Loans) notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon, New York City time, (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of SOFR

Loans, and (ii) one (1) Business Day prior to the conversion of SOFR Loans to ABR Loans, or, except as set forth in clause (f) below with respect to Same-Day Borrowings, one (1) Business Day prior to the requested date of any Borrowing of ABR Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Applicable Percentage thereof, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon, New York, New York time (or as set forth in clause (f) below with respect to Same-Day Borrowings), on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of RBC with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of the Interest Period for such SOFR Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding SOFR Loans be converted immediately to ABR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any SOFR Loan upon determination of such interest rate. The determination by the Administrative Agent of Adjusted Term SOFR or Term SOFR shall be conclusive in the absence of manifest error.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Loans.

(f) Notwithstanding anything to the contrary set forth in this Section 2.02, the Borrower may request Borrowings of Loans bearing interest at the Alternate Base Rate and not to exceed $10,000,000, on a same-day basis, by delivery of a Borrowing Notice as set forth in clause (a) above to the Administrative Agent by no later than 11:00 a.m. New York, New York time (each, a “Same-Day Borrowing”). Following receipt of a Borrowing Notice with respect to a Same-Day Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office by no later than 2:00 p.m., New York, New York time.

Section 2.03 Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Loans without premium or penalty; provided, that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m., New York, New York time, (A) three (3) Business Days prior to any date of prepayment of SOFR Loans, and (B) one (1) Business Day prior to any date of prepayment of ABR Loans; (ii) any prepayment of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each such notice (x) shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and (y) may be revocable and condition such prepayment on the closing of a refinancing or transaction permitted hereunder, the proceeds of which shall be used to prepay the Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Prepayments provided for in this Section 2.03(a)(i) shall be applied as follows: (x) first, as a payment of all L/C Borrowings then outstanding, until paid in full, and (y) second, as the Borrower may direct (subject to clause (d) below).

Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of Loans may be reborrowed by the Borrower, subject to the terms and conditions hereof.

(b) Mandatory Prepayments from Net Cash Proceeds.

(i) Dispositions.

(A) If any portion of the Net Cash Proceeds realized by a Loan Party from any Triggering Disposition (other than a Casualty or Condemnation Disposition) (including any deferred purchase price therefor) has not been Reinvested within one-hundred eighty (180) days from the receipt by such Loan Party of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one-hundred eightieth (180th) day the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.

(B) If any portion of the Net Cash Proceeds realized by a Loan Party from any Casualty or Condemnation Disposition that constitutes a Triggering Disposition has not been Reinvested within one (1) year from the receipt by such Loan Party of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one (1) year period the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.

(C) Net Cash Proceeds of a Disposition that equal, when aggregated with Net Cash Proceeds of all Dispositions since the Restatement Effective Date, an amount less than the Threshold Amount shall not be required to be used for mandatory prepayments pursuant to this Section 2.03(b)(i), and to the extent Net Cash Proceeds of a Disposition equal, when aggregated with Net Cash Proceeds of all Dispositions since the Restatement Effective Date, an amount in excess of the Threshold Amount, only Net Cash Proceeds in excess of the Threshold Amount shall be required to be used for mandatory prepayments pursuant to this Section 2.03(b)(i).

(D) Notwithstanding anything to the contrary in clause (A) and clause (B) above, the applicable Loan Party shall have an additional one-hundred twenty (120) days after the dates referenced in such clauses to make the mandatory prepayments required therein so long as such Loan Party has begun construction or entered into a purchase agreement with respect to the applicable replacement asset prior to such date.

(ii) Application of Mandatory Prepayments. If no Default or Event of Default exists, the mandatory prepayments provided for in this Section 2.03(b) shall be applied first, as a payment of all Unreimbursed Amounts then outstanding until paid in full, and second, as a repayment of Outstanding Amount of the Loans, but in each case without a corresponding reduction of the Commitments.

(c) Mandatory Payments/Reductions.

(i) If for any reason the total Revolving Credit Exposure exceeds the total Commitments, then the Borrower shall prepay the Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess within three (3) Business Days of such excess occurring.

(d) Prepayments: Interest/Consequential Loss. All prepayments under this Section 2.03 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under Section 3.04.

(e) Pro Rata Treatment. Each prepayment under this Section 2.03 shall be applied to the Loans of the applicable Lenders in accordance with their respective Applicable Percentage.

(f) If, on the last Business Day of each week, the Loan Parties have Excess Cash on such day, the Borrower shall repay the Loans in an amount equal to such Excess Cash on the first (1st) Business Day of the following week and such payment shall not result in a permanent reduction of the Commitments.

Section 2.04 Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate or permanently reduce the Commitments to an amount not less than the Revolving Credit Exposure; provided, that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. New York, New York time, five (5) Business Days prior to the date of such termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof. Any such notice may be revocable and condition such termination or reduction of the Commitments on the closing of a refinancing or transaction permitted hereunder, the proceeds of which shall be used to prepay the Loans. The Administrative Agent shall promptly notify the Lenders of any such notice of such reduction or termination. Once reduced in accordance with this Section 2.04, the Commitments may not be increased, except as provided in Section 2.13. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All commitment fees on the portion of the Commitments so terminated which have accrued to the effective date of any termination of Commitments shall be paid on the effective date of such termination.

Section 2.05 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the pro rata benefit of the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

Section 2.06 Interest.

(a) Subject to the provisions of clause (b) below, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Rate, and (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Borrower shall pay interest on all past due amounts at a fluctuating interest rate per annum at all times equal to the Default Rate, but in no event to exceed the Maximum Rate. Accrued and unpaid interest on such past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Loans, or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (ii) the amount of interest actually paid or accrued on such Outstanding Amount.

(e) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.07 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender (except for any Defaulting Lender) in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitments exceed the Revolving Credit Exposure. The commitment fee shall accrue at all times from the Restatement Effective Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b) Arrangers’ and Agency Fees. The Borrower shall pay certain fees to the Arrangers their respective accounts in the amounts and at the times specified in (i) the letter agreement, dated January 23, 2023 (the “RBC Fee Letter”), between the Borrower and RBC and (ii) the letter agreement, dated January 23, 2023 (the “Engagement Letter”; the Engagement Letter and the RBC Fee Letter, collectively, the “Agent/Arranger Fee Letters”), among the Borrower and Wells Fargo Securities, LLC. The fees referenced in this clause (b) shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(c) Lenders’ Upfront Fee. On the Restatement Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Applicable Percentage, an upfront fee in the agreed amount in accordance with the Engagement Letter. Such upfront fees are for the credit facilities by the applicable Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

Section 2.08 Computation of Interest and Fees. Computation of interest on ABR Loans (solely to the extent determined with respect to the Administrative Agent’s prime commercial lending rate in accordance with clause (b) of the definition thereof) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. The applicable Alternate Base Rate, Adjusted Term SOFR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 2.09 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by one or more Notes. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

Section 2.10 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon, New York, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct.

(d) Unless the Borrower has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment in accordance herewith and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Lenders or the L/C Issuers entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each Lender and each L/C Issuer, as the case may be, severally agrees to forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such L/C Issuer, as applicable in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

(i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of the amount of such paying Lender’s required repayment to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 2.12 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuers agree, in reliance upon the agreements of the other Lenders set forth in this Section 2.12, (1)from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drafts under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Restricted Subsidiaries; provided, that, no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, the Revolving Credit Exposure would exceed the total Commitments under the Facility, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Commitment under the Facility, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

(C) the issuance of the Letter of Credit by such L/C Issuer would exceed the L/C Sublimit applicable to such L/C Issuer.

(iii) An L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.12(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

(C) such Letter of Credit is in a face amount less than $100,000, or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.

(iv) No L/C Issuer shall be under any obligation to amend a Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York, New York time, at least two (2) Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof,

(E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (w) the Letter of Credit to be amended, (x) the proposed date of amendment thereof (which shall be a Business Day), (y) the nature of the proposed amendment, and (z) such other matters as such L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided, that, any such Evergreen Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if it has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date (A) from the Administrative Agent that the Required Lenders have elected not to permit such renewal, or (B) from any Lender stating that one or more of the applicable conditions specified in Section 4.01 is not then satisfied and directing such L/C Issuer not to permit such renewal. Notwithstanding anything to the contrary contained herein, an L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly, after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. If a payment is made by an L/C Issuer under a Letter of Credit, the Borrower shall reimburse such L/C Issuer through the Administrative Agent not later than 12:00 noon, New York, New York time, on the date such payment under such Letter of Credit is made (the “Honor Date”), if the Borrower shall have received notice of such payment prior to 10:00 a.m., New York, New York time, on the Honor Date, or if such notice has not been received by the Borrower prior to such time on the Honor Date, then not later than 12:00 noon, New York, New York time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York, New York time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Any such reimbursement by the Borrower which is made after the Honor Date shall be made together with interest on the amount disbursed from and including the Honor Date until payment in full of such disbursed amount, at a varying rate per annum equal to the then applicable interest rate for ABR Loans through the date that payment is due to be made pursuant to this Section, and thereafter, at the Default Rate applicable to ABR Loans.

If the Borrower fails to so reimburse an L/C Issuer by the time required by the terms of this clause (i), the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of ABR Loans to be disbursed in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the total Commitments and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.12(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.12(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m., New York, New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.12(c)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.12(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.12.

(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.12(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.12(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.12(c) by the time specified in Section 2.12(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of an L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.12(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.12(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.12(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuers for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), an L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of an L/C Issuer, shall be liable or responsible for any of the matters described in clause (i) through clause (v) of Section 2.12(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid in full, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then-Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount). In addition, at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or an L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.14(a)(xii) and any Cash Collateral provided by such Defaulting Lender).

(iii) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the obligations to which Cash Collateral may be applied. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided (other than Permitted Liens), the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.12(g) or Section 2.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce an L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.12(g) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and such L/C Issuer that there exists excess Cash Collateral; provided, that, subject to Section 2.14, the Person providing Cash Collateral and such L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(vi) Adjustment. If at any time any L/C Obligations with respect to which Cash Collateral has been provided by the Borrower are able to be reallocated pursuant to Section 2.14(a)(xii) or are also Cash Collateralized by a Defaulting Lender, then, if and to the extent the amount of such excess Cash Collateral provided by the Borrower exceeds $100,000, the Collateral Agent shall promptly return such excess amount in full to the Borrower.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. Subject to Section 2.14 at any time there is a Defaulting Lender, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee for each Letter of Credit issued equal to the product of the Applicable Rate times the actual daily undrawn amount under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the applicable L/C Issuer for its own account an annual fronting fee in an amount with respect to each Letter of Credit issued equal to the greater of (i) $500 or (ii) 1/4 of 1% per annum calculated on the daily undrawn face amount thereof. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Section 2.13 Increase in Commitments.

(a) Request for Increase. Provided no Default or Event of Default exists and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the total Commitments by an additional amount not exceeding $50,000,000; provided, that, any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount such that the aggregate amount for all such increases do not exceed $50,000,000). The Borrower may request that one or more Lenders agree to increase its or their Commitment. In addition, subject to the approval of the Administrative Agent and the applicable L/C Issuers (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to joinder agreements in form and substance reasonably satisfactory to the Administrative Agent.

(b) Effective Date and Allocations. No Lender’s Commitment may be increased without its written agreement to such increase. If the Commitments are increased in accordance with this Section 2.13, the Administrative Agent and the Borrower shall determine the effective date (such date, “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall notify the Lenders of the allocation of such increase and the Increase Effective Date.

(c) Conditions to Effectiveness of Increase. As a condition precedent to each increase, the Borrower shall deliver to the Administrative Agent such Loan Documents (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request to reflect such increase (including, if reasonably requested by the Administrative Agent, one or more supplements to the Vessel Mortgages reflecting such increase), together with a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by each such Loan Party approving or consenting to the increased

Commitments (or certifying as to resolutions previously certified to the Administrative Agent and such resolutions include such approval of or consent to such increased Commitments), and (ii) in the case of the Borrower and the MLP, certifying that, before and after giving effect to such increased Commitments, (A) the representations and warranties of the Borrower and the MLP contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default or Event of Default has occurred and is continuing. On the Increase Effective Date, (x) the Commitments shall be increased and (y) each Lender increasing its Commitment and each additional Lender, as applicable, shall purchase a portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Commitments. The Borrower shall pay any additional amounts required pursuant to Section 3.05.

(d) Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 2.11 or Section 10.01 to the contrary.

Section 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and as set forth in Section 10.01(a).

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.11 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(iii) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(iv) second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder;

(v) third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.12(g);

(vi) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(vii) fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.12(g);

(viii) sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(ix) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(x) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the Facility without giving effect to Section 2.14(a)(xii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(xi) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.12(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.12(g).

(C) With respect to any such Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (I) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause (xii) below, (II) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent of such L/C Issuer’s Fronting Exposure, and (III) not be required to pay the remaining amount of any such fee to the extent the Borrower has Cash Collateralized outstanding L/C Obligations.

(xii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(xiii) Cash Collateral. If the reallocation described in clause (xii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize such L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.12(g).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.14(a)(xii)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), Section 3.01(f)(ii)(B) and Section 3.01(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of the applicable Exhibit E to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (2) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and the term “applicable law” includes FATCA.

Section 3.02 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to subsection (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest

Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Supermajority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 2.03(b).

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders as soon as reasonably practicable. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 2.03(b).

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.02(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.02(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 3.03 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.03(e)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Dollar-denominated or deposits additional costs on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

Section 3.04 Funding Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.06, then, in any such event, upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) attributable to, or as a consequence of, such event. In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the SOFR market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04, and reasonably detailed calculations therefor, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

Section 3.05 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 3.06 Replacement of Lenders. If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender (as defined below in this Section 3.06), or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a) the Borrower or the assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.01 and Section 3.03) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (x) the Borrower or the Administrative Agent requests that the Lenders consent to a waiver of any provision of the Loan Documents or agree to any amendment thereto, (y) such consent or amendment requires the agreement of all of the Lenders in accordance with the terms of Section 10.01, and (z) at least the Required Lenders have agreed to such consent or amendment, then any Lender that does not agree to such consent or amendment shall be a “Non-Consenting Lender”.

Section 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01 Conditions to all Loans and L/C Credit Extension. The obligation of each Lender to honor any Borrowing Notice and the obligation of the L/C Issuers to issue any Letter of Credit, is subject to the following conditions precedent:

(a) The representations and warranties of the Companies contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date of such Loan is made, continued or converted, as applicable, or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that, for purposes of this Section 4.01, the representations and warranties of the Borrower and the MLP contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished by the MLP and the Borrower pursuant to Section 6.01.

(b) No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, or L/C Credit Extension.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

(d) If the proceeds of the Loan will be used to fund in whole or in part an Acquisition or Investment (other than an Investment in an existing Restricted Subsidiary or a Permitted Joint Venture) and the purchase price for such Acquisition or Investment, when aggregated with the purchase price for all other Acquisitions and Investments (other than Investments in such Restricted Subsidiaries and Permitted Joint Ventures) made by the MLP, the Borrower and the Restricted Subsidiaries during the twelve (12) month period ending on the date of such Acquisition or Investment, exceeds an amount equal to $50,000,000, then not less than five (5) Business Days (or such shorter period as may be determined by the Administrative Agent) prior to the closing of such Acquisition or Investment, the Borrower shall (i) in the case of an Investment in equity interests, or an Acquisition of all or substantially all of the assets of a Person or of all or substantially all of the assets of a business unit of a Person, deliver historical financial statements of the acquisition target (to the extent available and which may be unaudited financial statements, so long as such financial statements are otherwise in form and substance reasonably satisfactory to the Administrative Agent), and (ii) deliver to the Administrative Agent pro forma financial statements acceptable to the Administrative Agent and a certificate of a Financial Officer of the Borrower demonstrating pro forma compliance with Section 7.14 as of the closing of such Acquisition or Investment after giving effect thereto and after giving effect to any Indebtedness (including Obligations) incurred in connection therewith.

(e) After giving pro forma effect to the Loan requested in such Borrowing Notice and any intended use of proceeds in the ordinary course of business to occur in the period of three (3) Business Days following the Borrower’s receipt of such Loan, the Loan Parties shall not have any Excess Cash.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.01(a) and Section 4.01(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of the Borrower, the MLP, each Guarantor by its execution of a Guaranty, and each of the foregoing, to the extent applicable, on behalf of the other Subsidiaries, represents and warrants to the Administrative Agent and the Lenders:

Section 5.01 Existence; Qualification and Power; Compliance with Laws. As of the Closing Date, the Borrower is a direct or indirect Wholly-Owned Subsidiary of the MLP, and Martin Resource owns a majority of the equity interests in the MLP General Partner. Each Company (a) is a corporation, partnership or limited liability company organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of the MLP, the Borrower and the Restricted Subsidiaries is a citizen of the United States as defined in Section 2 of the Shipping Act of 1916, as amended, entitled to own and operate the Vessels under their respective Certificates of Documentation, which the MLP and the Borrower shall maintain, or cause to be maintained, in full force and effect, and each is duly qualified to engage in coastwise trade, except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, or (c) violate any Law relating to such Loan Party.

Section 5.03 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, except for the filings of mortgages and lien notices in connection with the granting of security interests pursuant to the Collateral Documents, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Initial Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The Initial Financial Statements (i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except for footnotes with respect to unaudited financial statements included therein, and (ii) show all material Indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b) Since December 31, 2021, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of a Responsible Officer of the MLP or a Responsible Officer of the Borrower, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any Company’s properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, the borrowing of Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default. No Company is in default under or with respect to any Contractual Obligation (including any Material Agreement) which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property; Liens. Each Loan Party and its Restricted Subsidiaries (a) have valid leasehold interests in all its leased real property, and (b) have good title to all its personal and real property (other than its leased real property) necessary or used in the ordinary conduct of its business, except for such defects in leasehold interests or title that would not, individually or in the aggregate, have a Material Adverse Effect. The property of the MLP, the Borrower and the Restricted Subsidiaries are subject to no Liens, other than Permitted Liens.

Section 5.09 Environmental Compliance. The MLP and the Borrower have reasonably concluded that (a) there are no claims against any Company alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used by any Company that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by any Company of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10 Insurance. The properties of the Borrower and the other Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the other Loan Parties operate.

Section 5.11 Taxes. Each Company has filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.

Section 5.12 ERISA Compliance. The representations and warranties set forth in this Section 5.12 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.

(a) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code or, if maintained pursuant to a prototype plan, an opinion letter, from the IRS, or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.

(b) (i) The Borrower and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, and (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date.

(c) There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. None of the MLP, the Borrower or any ERISA Affiliate has engaged in or permitted to occur and no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (A) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (B) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

(d) Except as disclosed in the financial statements delivered pursuant to Section 6.01, no Welfare Plan provides or will provide benefits, including death or medical benefits (whether or not insured), with respect to any current or former employee of the Borrower or any ERISA Affiliate beyond such Person’s retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance, or (iii) severance benefits.

Section 5.13 Subsidiaries and other Investments. As of the Closing Date, (a) the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and no equity investment in any other corporation or other entity other than those specifically disclosed in Schedule 5.13, and (b) Schedule 5.13 accurately reflects each Subsidiary’s designation as either a Restricted Subsidiary or an Unrestricted Subsidiary. The MLP has no Subsidiaries other than the Borrower, the Borrower General Partner, Martin Midstream Finance Corp., a Delaware corporation, and the Borrower’s Subsidiaries.

Section 5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds.

(a) Neither the Borrower nor any other Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, margin stock constitutes less than twenty five percent (25%) of the value of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

(b) None of the Borrower, any other Loan Party, any Person controlling the Borrower or any other Loan Party, or any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c) The Borrower will use all proceeds of Credit Extensions in the manner set forth in Section 6.12.

Section 5.15 Disclosure. All material factual information hereto furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is, taken as a whole, true and accurate in all material respects, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading; provided, that (a) to the extent any such certificate, statement, report or information was based upon or constitutes a forecast, projection or other forward looking information, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will be realized), and (b) as to statements, information and reports supplied by third parties after the Closing Date, the Borrower represents only that it is not aware of any material misstatement or omission therein.

Section 5.16 Labor Matters. There are no actual or threatened strikes, labor disputes, slowdowns, walkouts or other concerted interruptions of the MLP’s, the Borrower’s, or any of their Subsidiaries’ operations that could reasonably be expected to have a Material Adverse Effect.

Section 5.17 Compliance with Laws. No Company is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.

Section 5.18 Third Party Approvals. Except for consents obtained prior to the Closing Date and as set forth on Schedule 5.18, no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

Section 5.19 Solvency. The Borrower and its Subsidiaries on a consolidated basis and the MLP and its Subsidiaries on a consolidated basis are Solvent.

Section 5.20 Collateral.

(a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of each Loan Party in the Collateral described therein, except as otherwise permitted hereunder, and the Collateral Agent is authorized to file financing statements in the offices in all of the jurisdictions listed in the schedule to all Security Agreements and Mortgages.

(b) None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which the Borrower or any other Loan Party or the property of the Borrower or any other Loan Party is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

Section 5.21 Concerning the Vessels.

(a) Schedule 5.21 sets forth a true and correct list describing each of the Vessels owned on the Closing Date by the Borrower, the MLP and the Restricted Subsidiaries and correctly sets forth whether each such Vessel is owned by the Borrower, the MLP or one of the Restricted Subsidiaries. Each Vessel has been appropriately registered under the laws of its jurisdiction of registration, including, with respect to each Vessel shown on Schedule 5.21 hereof, the laws of the United States of America (the “U.S. Flag Vessels”), and as of the Closing Date except as disclosed to the Lenders in writing, none of the Borrower, the MLP or any of the Restricted Subsidiaries owns any Vessels registered under the laws of the United States of America other than the U.S. Flag Vessels.

(b) Each Vessel complies with all applicable maritime laws and regulations, including, with respect to each U.S. Flag Vessel, all applicable requirements of the Shipping Act of 1916, as amended and in effect, and all applicable regulations thereunder and all applicable requirements of the maritime laws of the United States of America and all applicable regulations thereunder except in such instances in which the failure to comply therewith could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the MLP and the Restricted Subsidiaries is a citizen of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each bareboat or demise charterer of each of the U.S. Flag Vessels operated in the coastwise trade of the United States (i) is a citizen of the United States for purposes of operating and maintaining such U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, or (ii) is in compliance with the citizenship requirements set forth in 46 App. U.S.C.A. Section 883-1. Each of the U.S. Flag Vessels in operation is covered by a valid Coast Guard Certificate of Inspection, has a load line certificate, and is classed by the American Bureau of Shipping (or any other classification society or societies satisfactory to the Administrative Agent and the Lenders), in each case except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. Each U.S. Flag Vessel operated and maintained as a vessel in the coastwise trade of the United States is so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, and all other U.S. Flag Vessels if operated and maintained in the coastwise trade would be eligible to be so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, in each case except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. In addition to the information regarding U.S. Flag Vessels, Schedule 5.21 sets forth a list of all other Vessels owned by the Borrower, the MLP and the Restricted Subsidiaries.

(c) Each Vessel subject to a Vessel Mortgage is covered by hull and machinery, protection and indemnity, war risk, loss of earnings and excess liability insurance in accordance with the requirements of such Vessel Mortgage.

Section 5.22 Intellectual Property; Licenses, etc. Each Loan Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are necessary for the operation of its business. To the knowledge of each Loan Party, no such intellectual property infringes upon any rights held by any other Person except where such infringement could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.23 OFAC. No Loan Party, none of their respective Subsidiaries or, to the knowledge of the Borrower, any director, officer, controlled Affiliate, agent or employee of such Loan Party or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is an individual or entity that (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order or (iv) is, or is owned or controlled by a Sanctioned Person or located, organized or resident in a Sanctioned Country.

Section 5.24 USA Patriot Act. Each Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.25 Money Laundering. The operations of each Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of money laundering Laws, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Act, and no action, suit or proceeding by or before any Governmental Authority involving any Company with respect to money laundering Laws is pending or, to the best knowledge of each Company, threatened. To the knowledge of each Company, it is not a Person with which any Lender is prohibited from dealing or otherwise engaging with in any transaction under applicable money laundering Laws.

Section 5.26 Commodity Exchange Act. Each Loan Party is a Qualified ECP Guarantor.

Section 5.27 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrower and the MLP shall, and shall cause each of the Restricted Subsidiaries (and, with respect to Section 6.08 and Section 6.11, any other Subsidiary) to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days (or such shorter time as required to be filed with the SEC) after the end of each fiscal year of the MLP, consolidated balance sheets of the MLP and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the MLP, all in reasonable detail, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualifications or exceptions, any qualifications or exceptions as to the scope of the audit, or to any qualifications and exceptions not reasonably acceptable to the Required Lenders (the preceding may be in the form of the MLP’s annual report filed on Form 10-K with the SEC; December 31 is the fiscal year end of the MLP and the Borrower); and

(b) as soon as available, but in any event within forty-five (45) days (or such shorter time as required to be filed with the SEC) after the end of each of the first three (3) fiscal quarters of each fiscal year of the MLP, an unaudited consolidated balance sheet of the MLP and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of the MLP, and the corresponding portion of the previous fiscal year of the MLP, all in reasonable detail (the preceding may be in the form of the MLP’s quarterly report filed on Form 10-Q with the SEC) and certified by a Financial Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent, at the expense of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a duly completed Compliance Certificate substantially in the form of Exhibit C signed by a Financial Officer of the Borrower and a Responsible Officer of the MLP;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) annually, together with the items delivered pursuant to Section 6.01(a) herein, projections of operations for the year commencing the preceding January 1 for the MLP and its Subsidiaries;

(d) all agreements, documents, instruments or other items provided for in Section 6.20 on or prior to the date specified for delivery thereof in Section 6.20 (or such later date as the Administrative Agent shall otherwise permit);

(e) promptly following any reasonable request therefor, a Beneficial Ownership Certification and other information and documentation reasonably requested by the Administrative Agent or any Lender and required for purposes of compliance with applicable “know your customer” requirements under the Act or other applicable anti-money laundering laws (but, for the avoidance of doubt, neither the Borrower nor any Loan Party shall be under any requirement to provide any information in excess of the minimum amount of information required under the Act or such applicable anti-money laundering laws); and

(f) promptly, such additional information regarding the business, financial or company affairs of any Company as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the MLP or the Borrower by independent accountants in connection with the accounts or books of the MLP, the Borrower or any Restricted Subsidiary, or any audit of any of them.

(g) on the first Business Day of any week in which there was Excess Cash of the Loan Parties as of the last Business Day of the prior week and in which there are Loans outstanding, a certificate or other notice from a Financial Officer of the Borrower (in form and detail reasonably satisfactory to the Administrative Agent) (i) as to the amount of such Excess Cash and (ii) including calculations of amounts of any mandatory prepayment required to be made on such day pursuant to Section 2.03(f) hereof.

Any information that the Borrower, the MLP or any Restricted Subsidiary is required to deliver to the Administrative Agent or any Lender pursuant to Section 6.01 and this Section 6.02 shall be deemed delivered if and when such information is filed on EDGAR or the equivalent thereof with the SEC.

Section 6.03 Notices. Promptly notify the Administrative Agent within ten (10) days of a Responsible Officer of a Loan Party having knowledge of any of the following:

(a) the occurrence of any Default or Event of Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between any Loan Party and any Governmental Authority; and (iii) any dispute, litigation, investigation or proceeding involving any Company related to any Environmental Law;

(c) any litigation, investigation or proceeding affecting any Company in which (i) the amount involved exceeds (individually or collectively) $10,000,000, or (ii) injunctive relief or other relief is sought that could be reasonably expected to have a Material Adverse Effect; or

(d) any material change in accounting policies or financial reporting practices by the Borrower or the MLP.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable all obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in the case of clause (a) or clause (b), where (x) the validity thereof are being contested in good faith by appropriate proceedings, and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Company.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.05 or Section 7.06, and (b) take all action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Section 7.05 or Section 7.06.

Section 6.06 Maintenance of Assets and Business. (a) Maintain all properties, equipment, licenses, permits and franchises necessary for its normal business, (b) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, (c) do all things necessary to obtain, renew, extend and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend or continue in effect could not reasonably be expected to have a Material Adverse Effect, (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, and (e) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07 Maintenance of Insurance. (a) Maintain with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Administrative Agent and the Required Lenders, (b) furnish to the Administrative Agent, promptly after the Administrative Agent’s request therefor, (i) a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Collateral Agent is listed as sole loss payee on property insurance and the Administrative Agent, the Collateral Agent and Lenders are additional insureds on liability insurance, and (ii) standard flood hazard determination certificates (e.g. FEMA form 81-93) with respect to any Mortgaged Property on which there is a Mortgage securing Buildings or Manufactured (Mobile) Homes and, to the extent required by applicable law, proof of flood insurance meeting applicable requirements of federal law, and (c) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.

Section 6.08 Compliance with Laws and Contractual Obligations. (a) Comply with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect, (b) comply with all Contractual Obligations, except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect, and (c) comply with the rules and requirements of any classification society in which any Vessel is classed except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

Section 6.09 Books and Records. (a) Maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section 6.11 Compliance with ERISA. With respect to each Plan maintained by a Company, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 and Section 430 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect.

Section 6.12 Use of Proceeds. Use the proceeds of the Facility (a) to finance Investments, Acquisitions, Restricted Payments, Capital Expenditures and the prepayment of Indebtedness, in each case not otherwise prohibited by this Agreement and subject to compliance with this Agreement, including Section 7.02, Section 7.07 and Section 7.09, (b) to refinance Indebtedness of the Borrower under the Existing Credit Agreement, (c) for working capital and other general partnership and corporate purposes of the Borrower, the MLP and the Borrower’s Restricted Subsidiaries, including without limitation, payments to Martin Resource pursuant to the Omnibus Agreement for reimbursement of expenses and corporate overhead, and (d) to pay fees, costs and expenses associated with this Agreement.

Section 6.13 Concerning the Vessels. At all times (a) operate each Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each U.S. Flag Vessel) and, to the extent required to be classed, in compliance in all respects with all rules, regulations and requirements of the applicable classification society except in such instances in which the failure to so operate could not reasonably be expected to have a Material Adverse Effect, (b) maintain and assure that each demise or bareboat charterer of the U.S. Flag Vessels operated and maintained in the coastwise trade of the United States shall maintain, as required, its citizenship of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or the citizenship requirements set forth in 46 App. U.S.C.A. Section 883, (c) upon request of the Administrative Agent, furnish to the Administrative Agent the certificate of each classification society covering each of the U.S. Flag Vessels, and (d) keep each U.S. Flag Vessel registered under the laws of the United States and each Vessel (other than a U.S. Flag Vessel) flagged under the laws of another jurisdiction and shall maintain in full force and effect the Coast Guard Certificate of Inspection (or the equivalent for any Vessel registered under the laws of another jurisdiction) of each Vessel that is in operation and which requires such a certificate and furnish to the Administrative Agent copies of all renewals and extensions thereof.

Section 6.14 Guaranties and other Collateral Documents. After the Restatement Effective Date, but in each case subject to the limitations and thresholds in Section 6.16 at the time of the formation or acquisition of any Restricted Subsidiary (or at such later time as may be permitted pursuant to Section 6.16(a)(vii) or as the Administrative Agent shall otherwise agree), cause such Restricted Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty, substantially in the form of the Guaranty (Subsidiary) providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents (including a Security Agreement (Subsidiary)) in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Restricted Subsidiary and in the equity interests in such Restricted Subsidiary, and (c) certified copies of such Restricted Subsidiary’s Organization Documents and, at the Administrative Agent’s request, opinions of counsel with respect to such Restricted Subsidiary, such Guaranty and such Collateral Documents, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, and (d) such other documents and instruments as may be required with respect to such Restricted Subsidiary pursuant to Section 6.16; provided, however, that a Foreign Subsidiary shall not be required to execute a Guaranty if the execution of such Guaranty would have an adverse tax effect on the Companies.

Section 6.15 Company Identity. In addition to the agreements set forth in Section 6.18, the MLP and the Borrower shall do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower and the MLP and, except as permitted by Section 7.05, each of their respective Subsidiaries, will at all times be respected and that none of the Borrower, the MLP or any of their Subsidiaries will be liable for any obligations, contractual or otherwise, of the MLP General Partner, Martin Resource or any other entity in which the MLP General Partner or Martin Resource owns any equity interest (other than the MLP and its Subsidiaries), except as permitted by Section 5.13 and Section 7.02. Without limiting the foregoing, the MLP and the Borrower will, and will cause each of their respective Subsidiaries to, (a) observe all requirements, procedures and formalities necessary or advisable in order that the MLP, the Borrower and each of their respective Subsidiaries will be considered validly existing Persons separate and distinct from the MLP General Partner, Martin Resource and their other Subsidiaries, (b) not permit any commingling of the assets of the MLP General Partner, Martin Resource or any of their Subsidiaries (other than the MLP and its Subsidiaries) with assets of the MLP, the Borrower or any of their respective Subsidiaries which would prevent the assets of the MLP General Partner, Martin Resource or any of their Subsidiaries (other than the MLP and its Subsidiaries) from being readily distinguished from the assets of the MLP, the Borrower, and their respective Subsidiaries, and (c) take reasonable and customary actions to ensure that creditors of the MLP General Partner, Martin Resource, and their Subsidiaries (other than the MLP and its Subsidiaries) are aware that each such Person is an entity separate and distinct from the MLP, the Borrower and their respective Subsidiaries.

Section 6.16 Further Assurances; Additional Collateral.

(a) The Borrower and the MLP shall, and shall cause each Restricted Subsidiary of the Borrower and the MLP to, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall request pursuant to this Section 6.16 to ensure that the Collateral Agent, on behalf of the Lenders and the Lender Swap Parties, shall, at all times, have currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the (x) material Vessels and material Fixed Assets, (y) accounts receivable, inventory, equipment, general intangibles and deposit accounts, and (z) other material assets and properties of the MLP, the Borrower and the Restricted Subsidiaries, including all capital stock, partnership, joint venture, membership interests or other equity interests; provided, that,

(i) general partnership interests in the Borrower shall not be pledged by the Borrower General Partner until (A) such time as the Organization Documents of the Borrower General Partner no longer prohibit the Borrower General Partner from granting a Lien and security interest in the general partnership interests of the Borrower, and (B) such pledge shall not result in any material adverse tax consequences to the MLP, the Borrower or the Restricted Subsidiaries;

(ii) the grant of a Lien on the assets described in this Section 6.16 shall not be required until such time as indicated thereon;

(iii) if the grant of a Lien on (A) any specific lease, contract right, governmental license or approval or similar property, or (B) subject to the Administrative Agent’s consent, any property acquired by a Loan Party after the Restatement Effective Date (the property described in this clause (iii) is herein referred to collectively as the “Non-Pledgeable Collateral”) is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any lease, contract, agreement, license or Law to which the MLP, the Borrower, or any of the Restricted Subsidiaries is a party or is subject, then the Loan Parties shall not be required to grant a Lien to the Collateral Agent on such Non-Pledgeable Collateral for so long as such grant is prohibited or would result in such default; provided, that, that upon the request of the Administrative Agent, the Loan Parties agree to use commercially reasonable efforts to obtain any consents, authorizations, waivers, or other approvals that may be required in order to grant a Lien on Non-Pledgeable Collateral specifically requested by the Administrative Agent. Notwithstanding anything to the contrary set forth herein, no lease, contract or license between (x) the MLP, the Borrower or any of the Restricted Subsidiaries and (y) Martin Resource or any of its Restricted Subsidiaries shall prohibit a Lien in favor of, or foreclosure by, the Collateral Agent thereon;

(iv) the Loan Parties shall not be required to grant a Lien on equity interests in a Foreign Subsidiary, and a Foreign Subsidiary shall not be required to grant Liens on its assets to the extent that the granting of such Liens would have an adverse tax effect on the Companies;

(v) the Borrower shall not be required to grant a Lien on any asset that could result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Section 9-406, Section 9-407, Section 9-408 or Section 9-409 of the UCC (or any successor provision or provisions); provided, that this clause (v) shall not prohibit the grant of a Lien or a provision of a Guaranty at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above);

(vi) the Loan Parties shall not be required to grant Liens on any real or personal property (including any Vessel, Building or Manufactured (Mobile) Home) to the extent that all such property has an aggregate fair market value of less than $25,000,000 at all times;

(vii) in the case of the Acquisition of assets by a Loan Party after the Restatement Effective Date, upon request made by the Borrower, the Administrative Agent may extend the time period for compliance with this Section 6.16 and Section 6.14 for a period of up to sixty (60) days after the date of such Acquisition (or such later date as the Administrative Agent shall agree in its sole discretion);

(viii) the Borrower shall not be required to grant a Lien on any asset with respect to which the Administrative Agent determines in its sole discretion the costs of obtaining such Lien are excessive in relation to the value of the security to be afforded thereby; and

(ix) no Loan Party shall be required to grant a Lien on the equity interests in any Unrestricted Subsidiary.

(b) In connection with the actions required pursuant to this Section 6.16, (i) the Borrower and the MLP shall, and shall cause each applicable Subsidiary of the Borrower and the MLP to, execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance, evidence of insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, in each case as shall be reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the applicable Loan Party shall, prior to delivering any Mortgage securing Buildings or Manufactured (Mobile) Homes, or any amendment of or supplement to any Mortgage adding Buildings or Manufactured (Mobile) Homes as “Collateral” defined therein, deliver to the Administrative Agent (A) a standard flood hazard determination with respect to the real property subject to such Mortgage, and (B) if such real property is located in a special flood hazard area, (1) confirmation of receipt by the Borrower and any applicable Loan Party of notice from the Administrative Agent as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under applicable Flood Insurance Regulations, and (2) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by applicable Flood Insurance Regulations or as otherwise reasonably required by the Administrative Agent, in each case as shall be reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Liens required by this Section 6.16 shall be perfected Liens in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties, subject in priority to no other Liens except Permitted Liens of the type described in Section 7.01 (other than Section 7.01(h) and, in the case of the Vessels and other fixed assets required to be pledged pursuant to Section 6.16(a)(i), other than Section 7.01(b), Section 7.01(h), Section 7.01(i), Section 7.01(j), and Section 7.01(k)).

(d) The Borrower and the MLP shall, and shall cause each of the Restricted Subsidiaries to, (i) execute and deliver amendments to any Loan Documents relating to Swap Obligations that are necessary to comply with the Commodity Exchange Act, and (ii) deliver or report any information to any Lender Swap Party necessary for such Lender Swap Party to comply with the Commodity Exchange Act.

Section 6.17 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the MLP, the Borrower or any Restricted Subsidiary after the Restatement Effective Date shall be classified as a Restricted Subsidiary.

(b) The Borrower may designate any Subsidiary (including any newly-formed or newly-acquired Subsidiary) of the MLP or the Borrower as an Unrestricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if made as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default then exists or would result therefrom, (iii) immediately after giving effect to such designation, the MLP, the Borrower and their Restricted Subsidiaries are in pro forma compliance with all of the covenants set forth in Section 7.14, and (iv) after giving effect to such designation, such Unrestricted Subsidiary has no Indebtedness, other than Non-Recourse Obligations.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if made as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default then exists or would result therefrom, and (iii) immediately after giving effect to such designation, the MLP, the Borrower and the Restricted Subsidiaries are in pro forma compliance with all of the covenants set forth in Section 7.14.

(d) At least ten (10) days prior to the date of any designation or re-designation pursuant to clause (b) or clause (c) above (or such shorter period as the Administrative Agent shall agree), the Borrower shall provide a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, demonstrating compliance with the covenants set forth in this Section 6.17.

Section 6.18 Agreements Respecting Unrestricted Subsidiaries.

(a) The MLP and the Borrower shall, and shall cause each of the Restricted Subsidiaries to, operate each Unrestricted Subsidiary in such a manner as to make it apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is a legal entity separate and distinct from the MLP, the Borrower and each Restricted Subsidiary and as such is solely responsible for its debts and other obligations.

(b) The Borrower will not permit any Unrestricted Subsidiary to hold any equity interests in, or any Indebtedness of, any Restricted Subsidiary.

Section 6.19 Deposit Accounts; Commodity Accounts and Securities Accounts. The Borrower and each Guarantor will cause each of their respective Deposit Accounts, Commodity Accounts and Securities Accounts (in each case, other than Excluded Accounts) to at all times be subject to a Control Agreement. Notwithstanding anything else to the contrary in this Agreement or in any other Loan Document, for each Deposit Account, Securities Account and Commodity Account (in each case, other than Excluded Accounts) that such Loan Party at any time maintains, such Loan Party will, substantially contemporaneously with the opening of such Deposit Account, Securities Account or Commodity Account (in each case, other than Excluded Accounts) (or, for any such Deposit Account, Securities Account or Commodity Account that did constitute an Excluded Account but ceases to so qualify, promptly after such Deposit Account, Securities Account or Commodity Account ceases to so qualify as an Excluded Account) (or at such later date as the Administrative Agent may agree in its sole discretion), provide a Control Agreement to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Control Agreement shall cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Loan Party, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account.

Section 6.20 Post-Closing Obligations.

(a) Within sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Agent shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals to the extent reasonably requested by the Agent) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party and each in form and substance reasonably satisfactory to the Agent: (i) to the extent reasonably required to reflect the terms of the Credit Agreement, (A) any Mortgages (or amendments or supplements thereto or confirmations thereof), (B) any amended and restated Security Agreements, and (C) any amended and restated Guaranty, and (ii) all other Collateral Documents, if any, reasonably required by the Agent to reflect the terms of this Agreement.

(b) Within sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Agent shall have received legal opinions, each in form and substance satisfactory to the Agent, from local counsel in each applicable jurisdiction as the Agent may reasonably require with respect to each Mortgage or amendment thereto executed by a Loan Party pursuant to Section 6.20(a).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the MLP and the Borrower agrees that it shall not, and shall not permit any Restricted Subsidiary (or, with respect to Section 7.08 and Section 7.09, any other Subsidiary) to, directly or indirectly:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens listed on Schedule 7.01, and any renewals or extensions thereof; provided, that (i) the amount of the Indebtedness secured thereby is not increased, and (ii) any of the Indebtedness thereby secured is permitted by Section 7.04(e) or Section 7.04(f);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which (i) are described in any title policy delivered with respect to the Collateral, or (ii) do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h) judgment Liens not giving rise to an Event of Default;

(i) any Lien existing on any asset (other than stock of a Restricted Subsidiary) prior to acquisition thereof by the Borrower or a Restricted Subsidiary, and not created in contemplation of such acquisition; provided, that (i) no such Lien shall be extended to cover property other than the asset being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e) or Section 7.04(f);

(j) Liens securing Capital Lease obligations; provided, that, the Indebtedness in respect of such Capital Lease is permitted under Section 7.04(e) or Section 7.04(f);

(k) purchase money Liens upon or in any property acquired by Borrower or any of its Restricted Subsidiaries to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property and refinancings, renewals and extensions of such Liens; provided, that (i) no such Lien shall be extended to cover property other than the property being acquired and the proceeds, products and replacements thereof, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e) or Section 7.04(f);

(l) Liens reserved in or exercisable under any lease or sublease to which the Borrower or a Restricted Subsidiary is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that, the rent under such lease or sublease is not then overdue for a period of thirty (30) days;

(m) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(n) Liens, incurred in the ordinary course of business in connection with margin requirements under Swap Contracts, on cash and Cash Equivalents not to exceed in value in the aggregate $500,000 at any time outstanding;

(o) interests of lessees in leases under which such Person is a lessor; provided, that, such leaseholds are otherwise not prohibited by the terms of this Agreement;

(p) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the MLP, the Borrower or any Restricted Subsidiary on deposit with or in possession of such bank;

(q) Liens represented by the escrow of cash or Cash Equivalents, and the earnings thereon, securing the obligations of the Borrower or any of its Restricted Subsidiaries under any agreement to acquire, or pursuant to which it acquired property, securing the obligations of the Borrower or any of its Restricted Subsidiaries to the seller of such property under any agreement pursuant to which the Borrower or any of its Restricted Subsidiaries may acquire such property;

(r) Liens on Non-Pledgeable Collateral; provided, that, the Indebtedness thereby secured is permitted by Section 7.04(e) or Section 7.04(f);

(s) Liens reserved in customary oil, gas and/or mineral leases for royalties, bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, to the extent that (i) any such Lien referred to in this clause (s) does not materially impair the use or value of the property subject to such Lien for the purposes for which such property is held, and (ii) in the case of customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements, the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the applicable Company do not exceed, at any time outstanding, the amount owing by such Company, for ninety (90) days’ billed operating expenses or other expenditures attributable to such entity’s interest in the property covered thereby;

(t) Liens not otherwise permitted hereunder securing obligations or liabilities of the Borrower or any of its Restricted Subsidiaries in the aggregate amount not to exceed $5,000,000; and

(u) Liens securing the Indebtedness evidenced by the New Second Lien Notes and other secured Indebtedness permitted by Section 7.04(d) (in each case, including the Guaranty Obligations of Loan Parties in respect thereof).

Section 7.02 Investments and Acquisitions.

(a) Make any Investments, except:

(i) cash or Cash Equivalents;

(ii) Investments constituting Indebtedness permitted under Section 7.04;

(iii) Investments by the MLP in the Borrower;

(iv) (A) Investments by the Borrower and its Restricted Subsidiaries in a Wholly-Owned Restricted Subsidiary of the Borrower; and (B) any Investment by the Borrower and its Restricted Subsidiaries in a Person that becomes a Wholly-Owned Restricted Subsidiary of the Borrower as a result of such Investment, including, without limitation, as a result of a merger or consolidation into a Wholly-Owned Restricted Subsidiary in connection with such Investment; provided, that, the Borrower is in compliance with Section 6.14;

(v) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business;

(vi) Investments received in satisfaction or partial satisfaction of accounts receivable from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(vii) Guaranty Obligations permitted by Section 7.04;

(viii) Investments by the Borrower and its Restricted Subsidiaries in Permitted Joint Ventures and Unrestricted Subsidiaries; provided, that:

(A) the Loan Parties shall be in pro forma compliance with the covenants set forth in this Section 7.02 and Section 7.14 at the time that such Investment is made and after giving effect thereto;

(B) after giving pro forma effect to such Investment and the Liens to be granted in connection therewith, the book value of Collateral in which the Collateral Agent has a Lien pursuant to the Loan Documents shall not be less than fifty percent (50%) of the book value of the total assets of the MLP, the Borrower and their Subsidiaries (calculated on a pro forma basis based on the book value as of the close of the most recent fiscal quarter and taking into account on a pro forma basis all Investments made since such quarter-end);

(C) the aggregate outstanding amount of Investments made in Permitted Joint Ventures and Unrestricted Subsidiaries on or after the Restatement Effective Date shall not exceed the greater of (x) fifteen percent (15%) of the Consolidated Net Tangible Assets of the MLP, the Borrower and their Subsidiaries and (y) $75,000,000 (as such amount may be increased on a dollar-for-dollar basis by Returned Capital with respect to any such Investment); provided, that, with respect to any Investment in a Permitted Joint Venture or Unrestricted Subsidiary, at the time that such Investment is made and after giving effect thereto, the total Commitments then in effect less the aggregate Outstanding Amount of all Loans and L/C Obligations shall be equal to or greater than $50,000,000; and

(D) with respect to any Investment in an amount in excess of $25,000,000, the Borrower shall deliver to the Administrative Agent at the time such Investment is made a certificate demonstrating compliance with this Section 7.02(a)(viii) and Section 7.02(b); and

(ix) Investments by the Borrower and its Restricted Subsidiaries (other than Investments referenced in clause (i) through clause (viii)(D) above) in an aggregate amount not to exceed $15,000,000.

(b) Make any Acquisition, or acquisition of the capital stock or securities of another Person, unless (i) after giving effect thereto, (A) the Borrower is in pro forma compliance with Section 7.14 (tested as of the last day of the most recent fiscal quarter for which financial statements are available), and (B) unfunded Commitments of at least $50,000,000 then exist, and (ii) if any such Acquisition or Investment results in the ownership of assets located outside the United States or equity interests in any Person that is not a Domestic Person, (A) such Acquisition or Investment constitutes a Foreign Investment, and (B) the aggregate amount of all Foreign Investments does not exceed $30,000,000.

(c) Make an Investment that is opposed by the board of directors or similar governing entity of the Person in which the Investment is made.

Section 7.03 Hedging Agreements. Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices or foreign exchange rates and not for purposes of speculation; provided, that, the Swap Contract shall not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

Section 7.04 Indebtedness. Create, incur or assume any Indebtedness, except:

(a) Indebtedness incurred pursuant to the Loan Documents;

(b) Indebtedness owed by a Restricted Subsidiary to the Borrower or to a Wholly-Owned Restricted Subsidiary that is a Guarantor or by the Borrower to a Wholly-Owned Restricted Subsidiary that is a Guarantor; provided, that, to the extent such Indebtedness is evidenced by a promissory note, such note shall be pledged to secure the Obligations and is in the possession of the Collateral Agent;

(c) obligations (contingent or otherwise) of the Borrower, the MLP or any Restricted Subsidiary existing or arising under any Swap Contract to the extent permitted by Section 7.03;

(d) (i) secured Indebtedness evidenced by the New Second Lien Notes (and Guaranty Obligations of Loan Parties in respect thereof), in an aggregate original principal amount not to exceed $400,000,000; provided, that, all such Indebtedness is subject to the Intercreditor Agreement, (ii) Indebtedness that refinances, refunds or replaces such New Second Lien Notes (including any refinancings, refundings or replacements thereof) that, to the extent such Indebtedness is secured, is subject to the Intercreditor Agreement, and (iii) additional unsecured Indebtedness, in an aggregate outstanding principal amount for all Indebtedness permitted by clause (i), clause (ii) and clause (iii) of this Section 7.04(d) not to exceed $400,000,000 at any time; provided, that, in each case (A) such Indebtedness shall bear a market rate of interest, (B) such Indebtedness shall not require any scheduled payment of principal earlier than a date which is one-hundred twenty (120) days after the Maturity Date at the time of such incurrence, (C) such Indebtedness shall not contain covenants, mandatory prepayment events, or events of default that are, when taken as a whole, more restrictive than those set forth in this Agreement (except as otherwise reasonably satisfactory to the Administrative Agent), (D) as of the last day of the most recent four (4) fiscal quarter period for which financial statements have been delivered pursuant to Section 6.01 and after giving effect to the creation, incurrence or assumption of such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all covenants set forth in Section 7.14 when such Indebtedness is created, incurred or assumed, and (E) both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist;

(e) Indebtedness existing on the Restatement Effective Date and identified on Schedule 7.04, and any renewals or extensions (but not increases) thereof; and

(f) other Indebtedness of the MLP, the Borrower and the Restricted Subsidiaries not to exceed $50,000,000 in aggregate principal amount outstanding at any time.

Notwithstanding the foregoing, for a period following the Restatement Effective Date that is the earlier of (i) the date on which the 1.5 Lien Notes and the Second Lien Notes have been redeemed, purchased or acquired and (ii) sixty (60) days following the Restatement Effective Date, Indebtedness evidenced by the 1.5 Lien Notes and the Second Lien Notes, in order to facilitate the redemption thereof, shall be permitted hereunder; provided, that, as of the Restatement Effective Date, (x) the Borrower shall have executed and delivered to the Administrative Agent release instruments in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all Liens created thereunder and (y) cash proceeds sufficient to effect such redemption or repurchase, including any interest accrued thereon, shall have been received by or on behalf of the Borrower and held in a segregated account established and maintained for the purpose of effecting such redemption.

Section 7.05 Fundamental Changes. Merge or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Person may merge into the Borrower; provided, that, the Borrower is the surviving entity and the requirements set forth in Section 7.02 are satisfied;

(b) any Restricted Subsidiary may merge with (i) the Borrower; provided, that, the Borrower shall be the continuing or surviving Person, or (ii) any one or more Restricted Subsidiaries; provided, that, when any Wholly-Owned Restricted Subsidiary is merging with another Restricted Subsidiary, a Wholly-Owned Restricted Subsidiary shall be the continuing or surviving Person; and provided, further, that when any Guarantor is merging with another Restricted Subsidiary, a Guarantor shall be the continuing or surviving Person;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided, that (i) if the transferor in such a transaction is a Wholly-Owned Restricted Subsidiary, then the transferee must also be the Borrower or a Wholly-Owned Restricted Subsidiary, and (ii) if the transferor in such a transaction is a Guarantor, then the transferee must be the Borrower or a Guarantor;

(d) any Person (other than the Borrower or a Restricted Subsidiary of the Borrower) may merge into any Restricted Subsidiary; provided, that, such Restricted Subsidiary is the surviving entity and the requirements set forth in Section 7.02 are satisfied;

(e) the Borrower and each Restricted Subsidiary may make Dispositions permitted by Section 7.06; and

(f) any Restricted Subsidiary may dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Loan Parties and not materially disadvantageous to the Lenders.

Section 7.06 Dispositions. Make any Disposition except:

(a) Dispositions by the Borrower or its Restricted Subsidiaries of inventory or obsolete equipment in the ordinary course of business;

(b) Dispositions by any Restricted Subsidiary to the Borrower, or by any Restricted Subsidiary or by the Borrower to a Wholly-Owned Restricted Subsidiary that is a Guarantor;

(c) Dispositions for fair market value in an aggregate amount not to exceed $50,000,000 in any fiscal year, so long as (i) no Default or Event of Default then exists or arises as a result thereof, (ii) if a prepayment is required by Section 2.03(b)(i), the Borrower shall make such prepayment in accordance therewith, and (iii) if the fair market value of any Disposition exceeds $20,000,000, then Cash Equivalents comprise at least seventy five percent (75%) of the consideration received by the applicable Company in connection therewith;

(d) Dispositions resulting from damage to, or loss or destruction of, any property or other event resulting in payments made to any Loan Party under an insurance policy or as a result of any condemnation or Vessel condemnation; provided, that, the Borrower is in compliance with Section 2.03(b)(i); and

(e) Dispositions to an Unrestricted Subsidiary so long as such Disposition is an Investment permitted pursuant to Section 7.02(a)(viii).

Section 7.07 Restricted Payments; Distributions and Redemptions. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each owner of capital stock or other equity interest of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

(b) the Borrower and the MLP may each declare and make Quarterly Distributions (including distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (Borrower) and the Limited Partnership Agreement (MLP), as applicable, and so long as the distribution amount per unit does not exceed $0.005 with respect to any given fiscal quarter, unless (x) the pro forma Total Leverage Ratio is less than 4.50 to 1.00, (y) the pro forma First Lien Leverage Ratio is less than 1.00 to 1.00, in each case, as of the end of such fiscal quarter and (z) after giving effect to the such Quarterly Distribution, on a pro forma basis, the Borrower and the Guarantors have minimum Liquidity of greater than or equal to thirty-five percent (35%) of the Commitments; provided, that, at the time each such Quarterly Distribution is declared, no Default or Event of Default exists or would result therefrom;

(c) the MLP may purchase units under and in accordance with any MLP Long-Term Incentive Plan (as defined in the Limited Partnership Agreement (MLP)); provided, that, at the time such purchase is declared, no Default or Event of Default exists or would result therefrom;

(d) the MLP may declare and make dividend payments or other distributions payable solely in any equity interests representing limited partner interests in the MLP, including any common units, any subordinated common units, subordinated Class B Units and Class C Units; and

(e) the MLP may purchase, redeem or otherwise acquire a portion of the common units representing its limited partner interests (the “MLP Common Unit Redemption”), and the Borrower may make Restricted Payments to the MLP to fund the MLP Common Unit Redemption; provided, that (i) the aggregate purchase, redemption or other acquisition amount shall not exceed $25,000,000 on or after the Restatement Effective Date for all such redemptions, purchases and other acquisitions, (ii) no Default or Event of Default then exists or arises as a result thereof, (iii) at the time that such purchase, redemption or other acquisition is made and immediately after giving effect thereto, the (x) pro forma Total Leverage Ratio is less than 4.50 to 1.00, (y) the pro forma First Lien Leverage Ratio is less than 1.00 to 1.00 and (z) after giving effect to such distribution, on a pro forma basis, the Borrower and the Guarantors have minimum Liquidity of greater than or equal to thirty-five percent (35%) of the Commitments.

Section 7.08 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code), (b) fail to comply with ERISA or any other applicable Laws, (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect, (d) permit any Welfare Plan to provide benefits, including medical benefits (whether or not insured), with respect to any current or former employee of any Company or ERISA Affiliate beyond his or her retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise, or (iii) severance benefits, or (e) adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including any Welfare Plan) or other plan, policy or arrangement, except for increases that, in the aggregate, do not result in a Material Adverse Effect.

Section 7.09 Nature of Business. Engage in any line of business other than the Midstream Business, or make any Capital Expenditures or Acquisitions or Investments permitted by Section 7.02 except in connection with the Midstream Business. The MLP may not engage in any business other than ownership of the Borrower General Partner, the Borrower and its Subsidiaries and the operation of the MLP.

Section 7.10 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions otherwise permitted under this Agreement and upon fair and reasonable terms no less favorable to the Borrower, the MLP or such Restricted Subsidiary than such Person could obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, the MLP or such Restricted Subsidiary, (b) transactions among the Loan Parties, or (c) any Restricted Payment permitted by Section 7.07.

Section 7.11 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or the documents governing the New Second Lien Notes existing on the Restatement Effective Date or the date that the New Second Lien Notes are initially issued and any Indebtedness permitted by Section 7.04(d); provided, that, such Indebtedness permits the Obligations, each Guaranty, and the Liens securing such Obligations) (a) that limits the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower; provided, that, the foregoing shall not apply to (i) restrictions and conditions (A) imposed by law or by any Loan Document, (B) existing on the date hereof identified on Schedule 7.01 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) contained in agreements relating to a Disposition to a Person who is not an Affiliate of the MLP or any Restricted Subsidiaries pending such Disposition; provided, that, such restrictions and conditions apply only to the property or assets to be subject to such Disposition and such Disposition is permitted hereunder, or (D) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (ii) customary provisions in leases and other contracts restricting the assignment thereof, (b) that limits the ability of the MLP or any Restricted

Subsidiary (other than a Foreign Subsidiary that is not required to deliver a Guaranty pursuant to Section 6.14) to guaranty the Obligations, or (c) that limits the ability of the MLP, the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations, except to the extent such Liens are not required by clause (i) through clause (vi) of Section 6.16(a); provided, however, that this clause (c) shall not prohibit a negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.04(e) or Section 7.04(f) to the extent such negative pledge relates to the property financed by such Indebtedness; or (d) that requires the grant of a Lien to secure an obligation of a Loan Party if a Lien is granted to secure the Obligations.

Section 7.12 Use of Proceeds. (a) Use the proceeds of any Loan for purposes other than those permitted by Section 6.12, (b) use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board, including Regulations U and X, or (c) use the proceeds of any Loan (i) to fund any activities or business of any Sanctioned Person or is located, organized or a resident in a Sanctioned Country or (ii) in any other manner that, to the Borrower’s knowledge, would result in a violation of Sanctions by any Lender, L/C Issuer, Arranger, Administrative Agent or Collateral Agent.

Section 7.13 Amendments to Organization Documents or Material Agreements. Permit any amendment to any Loan Party’s Organization Documents or any Material Agreement (including, without limitation, the Omnibus Agreement), if such amendment could reasonably be expected to have a Material Adverse Effect.

Section 7.14 Financial Covenants.

(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00 to 1.00.

(b) Total Leverage Ratio. Permit the Total Leverage Ratio as of the end of any fiscal quarter to be greater than (i) with respect to each fiscal quarter from and after the Restatement Effective Date until the fiscal quarter ending December 31, 2024, 4.75 to 1.00 and (ii) with respect to each fiscal quarter ending thereafter, 4.50 to 1.00.

(c) First Lien Leverage Ratio. Permit the First Lien Leverage Ratio as of the end of any fiscal quarter to be greater than 1.50 to 1.00.

(d) Adjustments for Acquisitions and Material Projects. For purposes of calculating the Interest Coverage Ratio, Total Leverage Ratio and First Lien Leverage Ratio, (i) Consolidated EBITDA and Consolidated Interest Charges shall be adjusted on a pro forma basis (in a manner acceptable to the Administrative Agent if unaudited or by an independent certified public accountant of nationally recognized standing acceptable to the Administrative Agent) for any Person or assets sold or acquired and any Indebtedness incurred or assumed after the beginning of any four (4) fiscal quarter period being measured with respect to such ratios as if such assets had been sold or acquired or Indebtedness had been incurred at the beginning of such four (4) fiscal quarter period, and (ii) Consolidated EBITDA may include, at the Borrower’s option, Material Project EBITDA Adjustments.

(e) Adjustments for Redemption of 1.5 Lien Notes and Second Lien Notes. For purposes of calculating (x) the Total Leverage Ratio, calculations of Consolidated Funded Debt shall exclude the 1.5 Lien Notes and the Second Lien Notes; provided, that, such Indebtedness then outstanding has been called for redemption, and such redemption occurs no later than sixty (60) days thereafter, and the Borrower has deposited, or caused to be deposited, funds into a segregated account to redeem such Indebtedness in accordance with the last paragraph of Section 7.04 and (y) the Interest Coverage Ratio, Consolidated Interest Charges shall exclude (1) premium, fees, expenses and charges in connection with the repurchase and/or redemption of the 1.5 Lien Notes and the Second Lien Notes, (2) interest accrued on the 1.5 Lien Notes and the Second Lien Notes after such Indebtedness has been called for redemption and (3) fees, expenses, charges and discount paid in connection with the issuance of the New Second Lien Notes.

Section 7.15 Certain Matters Relating to Permitted Joint Ventures and Unrestricted Subsidiaries. Vote its equity interests in any Permitted Joint Venture or Unrestricted Subsidiary to enable such Permitted Joint Venture or Unrestricted Subsidiary to, or otherwise permit any Permitted Joint Venture or Unrestricted Subsidiary to, (a) incur, assume or otherwise be liable in respect of any Indebtedness, other than Indebtedness not to exceed $75,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures and Unrestricted Subsidiaries, or (b) create or suffer to exist any Liens on any of their property, assets or revenues, whether now owned or hereafter acquired, other than (i) Liens of the type permitted by Section 7.01 (other than clause (b), clause (i), clause (j), clause (k) and clause (n) thereof), and (ii) other Liens securing obligations not to exceed $75,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures and Unrestricted Subsidiaries (in each case, so long such Permitted Joint Venture or Unrestricted Subsidiary is in compliance with its obligations so secured).

Section 7.16 Certain Payments of Indebtedness. Voluntarily prepay (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), prior to the stated maturity thereof, the principal amount of any Indebtedness permitted by Section 7.04(d); provided that the Borrower may voluntarily redeem such Indebtedness (a) with cash proceeds from any incurrence of Indebtedness permitted pursuant to Section 7.04(d), so long as such prepayment occurs within sixty (60) days following the receipt of such proceeds, (b) with cash proceeds of an offering of equity interests in the MLP or a direct or indirect parent company of the MLP, so long as such prepayment occurs within one hundred twenty (120) days following the receipt of such proceeds, and (c) by converting such Indebtedness into common equity interest of the MLP or a direct or indirect parent company of the MLP, provided, that, with respect to any prepayment permitted by any of the foregoing subclauses, at the time that such prepayment is declared or otherwise irrevocably announced, no Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing, the 1.5 Lien Notes and the Second Lien Notes may be purchased, redeemed, or otherwise acquired on or prior to the date that is sixty (60) days following the Restatement Effective Date in accordance with the notice of redemption with respect thereto issued on the Restatement Effective Date.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document;

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05 (with respect to the MLP’s and the Borrower’s existence), Section 6.12, or Article VII (other than Section 7.15);

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the date notice has been given to the Borrower by the Administrative Agent or a Lender, or (ii) the date a Responsible Officer knew or reasonably should have known of such Default;

(d) Representations and Warranties. Any representation or warranty made or deemed made by any Company herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made;

(e) Cross-Default. (i) The Borrower or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness under Swap Contracts) having an aggregate principal amount (or, in the case of a Capital Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $40,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (x) notice of a voluntary prepayment thereof or (y) the voluntary sale or transfer of the property or assets securing such Indebtedness, if such prepayment, sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any other Loan Party is the Defaulting Party (as defined in such Swap Contract), and the Swap Termination Value owed by the Borrower or any other Loan Party as a result thereof is greater than (individually or collectively) $40,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any other Loan Party is an Affected Party (as so defined) and the Swap Termination Value owed by the Borrower and other Loan Party as a result thereof is greater than (individually or collectively) $40,000,000 and such amount is not paid when due under such Swap Contract; or (iii) there occurs an Event of Default (as such term is defined in any Collateral Document);

(f) Insolvency Proceedings, Etc. (i) (A) The Borrower or any other Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing, (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days, or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding, or (ii) (A) Martin Resource institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing, (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days, or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding provided, in the case of any event described in this clause (ii), that such event could reasonably be expected to have a Material Adverse Effect;

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any other Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Restricted Subsidiaries taken as a whole, and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy;

(h) Judgments. (i) There is entered against the Borrower or any other Loan Party (A) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $40,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or (ii) there is entered against Martin Resource (A) a final judgment or order for the payment of money that could reasonably be expected to have a Material Adverse Effect or (B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) ERISA. (i) If the Borrower or any ERISA Affiliate maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any other Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) if there is any Multiemployer Plan, the Borrower, any other Company or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (except for a Loan Party released therefrom pursuant to a Disposition or other transaction permitted hereunder), or purports to revoke, terminate or rescind any Loan Document;

(k) Change of Control. There occurs any Change of Control;

(l) Dissolution. The Borrower or any other Loan Party shall dissolve, liquidate or otherwise terminate its existence, except as permitted in Section 7.05; or

(m) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party, or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder, or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent:

(a) shall, at the request of, or may, with the consent of, the Required Lenders, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b) shall, at the request of, or may, with the consent of the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) shall, at the request of, or may, with the consent of the Required Lenders, declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrower, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, and require that the Borrower deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) shall, at the request of, or may, with the consent of the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f)(i), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the Outstanding Amount of all Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrower to the L/C Issuers, as applicable, and the Lenders as of the date of such occurrence and the Borrower’s obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, any L/C Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be delivered to and held by the Collateral Agent as cash collateral securing the L/C Obligations.

Section 8.03 Application of Proceeds of Collateral. The proceeds of any sale or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent in the following order: (a) any amounts received by the Administrative Agent for the account of any Defaulting Lender shall be applied as provided in Section 2.14(a)(ii) in the order otherwise provided in this Section 8.03, (b) to the payment of Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs) payable to the Administrative Agent in its capacity as such, (c) to the payment of all other fees (other than Letter of Credit fees), expenses and indemnities for which the Lenders and the L/C Issuers are entitled to payment but have not yet been paid or reimbursed in accordance with the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (c) payable to them, (d) to the payment of Obligations constituting accrued and unpaid Letter of Credit fees and accrued and unpaid interest on the Outstanding Amount of Loans, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) payable to them, (e) to the payment of Obligations constituting the Outstanding Amount of Loans, Outstanding Amount of L/C Obligations, the Outstanding Amount of Obligations under Lender Hedging Agreements, and the Outstanding Amount of Banking Services Obligations ratably among the Lenders, the L/C

Issuers, the Banking Services Providers and the Lender Swap Parties in proportion to the respective amounts described in this clause (e) payable to them; (f) to Cash Collateralize the Letters of Credit, and (g) to the payment of the remaining Obligations then due, if any, in the order and manner the Required Lenders deem appropriate; provided, that, in each case with respect to clause (a) through clause (g) above, to the extent that any Excluded Swap Obligation exists, payments or the proceeds of any Collateral may not be shared with the Lender Swap Parties to the extent that doing so would violate the Commodity Exchange Act.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (f) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Subject to the provisions of Article IX and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with this Agreement and the related Loan Documents.

ARTICLE IX

AGENTS

Section 9.01 Appointment and Authorization of Administrative Agent and Collateral Agent; Lender Hedging Agreements.

(a) Each Lender and L/C Issuer hereby irrevocably (subject to Section 9.10) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Swap Parties and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Administrative Agent and the Collateral Agent (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent or the Collateral Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law, and (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity.

(c) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the applicable L/C Issuer with respect thereto; provided, however, that each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to an L/C Issuer.

(d) To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint RBC, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents, and (ii) to be bound by the terms of this Article IX.

Section 9.02 Delegation of Duties. Either the Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03 Default.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders, or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders, and the Administrative Agent and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent or the Collateral Agent, as appropriate, shall have received instructions from Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and the Collateral Agent and any suit or proceeding instituted by the Administrative Agent or the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent or the Collateral Agent, as applicable, without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Lender Swap Parties) subject to the expenses of the Administrative Agent and/or the Collateral Agent. In actions with respect to any property of the Borrower or any other Loan Party, each of the Administrative Agent and the Collateral Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, Lender Swap Parties). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, Lender Swap Parties).

(b) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreement, Lender Swap Parties).

(c) Except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, and except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d) Each of the Administrative Agent and the Collateral Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(e) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists, is owned by any Loan Party, is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising any of the Rights granted or available to the Administrative Agent or the Collateral Agent in this Section 9.03 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent or the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s or the Collateral Agent’s own interest in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

(f) The Lenders hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at its option and discretion, to release any Lien granted to or held by the Administrative Agent or the Collateral Agent upon any Collateral (i) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter, (ii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed, and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent or the Collateral Agent (for the benefit of the Lenders and the Lender Swap Parties), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to release Liens upon Collateral as contemplated in Section 10.01(b) or Section 10.01(c), or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent and/or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.03.

(g) In furtherance of the authorizations set forth in this Section 9.03, each Lender hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain and preserve the Liens securing the Obligations, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in clause (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s and the Collateral Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03. The respective powers and authorities herein conferred on the Administrative Agent and the Collateral Agent may be exercised by each of the Administrative Agent and/or the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of such agent. The power of attorney conferred by this Section 9.03(g) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Loans under the Loan Documents.

Section 9.04 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.01), or (ii) in the absence of its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Company or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith of therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

Section 9.05 Reliance by Administrative Agent.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (including any electronic message, Internet or intranet website posting or other distribution), communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), otherwise determine, the Administrative Agent and/or the Collateral Agent shall, and in all other instances, the Administrative Agent and/or the Collateral Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

Section 9.06 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.07 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Affiliates, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent herein, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.08 Indemnification of Administrative Agent and the Collateral Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person and L/C Issuer (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person and L/C Issuer from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person or L/C Issuer of any portion of such Indemnified Liabilities to the extent such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person or such L/C Issuer; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent, the Collateral Agent and any L/C Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent, the Collateral Agent and/or applicable L/C Issuer is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent, the Collateral Agent and/or any L/C Issuer.

Section 9.09 Administrative Agent and Collateral Agent in their Individual Capacities. RBC and its Affiliates may make loans to, accept deposits from, acquire equity interests in (any equity interests acquired shall be held by a RBC Affiliate) and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Companies and their respective Affiliates as though RBC were not the Administrative Agent, the Collateral Agent, or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, RBC or its Affiliates may receive information regarding any Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, RBC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, or an L/C Issuer, and the terms “Lender” and “Lenders” include RBC in its individual capacity.

Section 9.10 Successor Agents.

(a) The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.03 and Section 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) The Collateral Agent may resign as Collateral Agent upon thirty (30) days’ notice to the Lenders with a copy of such notice to the Borrower. If the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor collateral agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lenders and the Borrower, a successor collateral agent from among the Lenders. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Section 10.03 and Section 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(c) If the Collateral Agent deems it necessary or advisable to appoint a substitute Collateral Agent that qualifies as citizen of the United States under Section 2 of the Shipping Act of 1916, as amended and then in effect, then the Collateral Agent shall appoint a substitute Collateral Agent. Each Lender that qualifies to serve as Collateral Agent pursuant to this Section 9.10 agrees to accept appointment as Collateral Agent.

Section 9.11 Other Agents; Lead Managers. None of the Lenders or other Persons identified on the cover page or signature pages to or as otherwise set forth in this Agreement as any type of agent (including, without limitation, the Syndication Agent, but excluding the Administrative Agent and the Collateral Agent), an Arranger, or otherwise identified as a lead arranger or bookrunner shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.12 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (the “Payment Notice”), or (y) that was not preceded or accompanied by a Payment Notice sent by the Administrative Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.

(c) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under any of the immediately preceding clause (a) or clause (b) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrower and each other Loan Party hereby agrees that (x) the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. For the avoidance of doubt, no assignment of an Erroneous Payment Return Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Return Deficiency, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e) Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Release of Collateral, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that except as provided in Section 10.01(b), that no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender to whom such amount is or would be owed;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (other than as a result of the adoption of a Replacement Rate pursuant to Section 3.02); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, and provided, further, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (iii);

(iv) change the number or percentage of Lenders required to take any action hereunder, or amend the definition of “Required Lenders”, without the written consent of each Lender;

(v) change Section 2.03(e), Section 2.05, Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(vi) except as otherwise permitted under this Agreement, (A) release all or substantially all of the Collateral or release any Guarantor from a Guaranty without the written consent of each Lender or (B) (x) subordinate any of the Obligations owed to the Lenders in right of payment to any other Indebtedness or otherwise adversely affect the priority of payment of any of such Obligations or (y) subordinate any of the Liens securing the Obligations owed to the Lenders (except as otherwise set forth in Section 9.03); or

(vii) amend this Section, or any provision herein providing for unanimous consent or other action by all the Lenders, without the written consent of each Lender.

and; provided, further, that (w) no amendment, waiver or consent shall, unless in writing and signed by the affected L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (y) the Agent/Arranger Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (z) only the Borrower and the Administrative Agent are required to consent to amendments or modifications to this Agreement or any other Loan Documents or enter into additional Loan Documents in order to implement any Benchmark Replacement or Conforming Changes or otherwise effectuate the terms of Section 3.02(c) in accordance with the terms thereof. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loans of such Lender may not be increased or extended or the principal owed to such Lender reduced or the final maturity thereof extended without the consent of such Lender.

(b) Upon any sale, transfer or disposition of Collateral which is permitted pursuant to the Loan Documents, and upon ten (10) Business Days’ (or such shorter period as may be determined by the Administrative Agent) prior written request by the Borrower (which request must be accompanied by (i) the following, except as otherwise agreed by the Administrative Agent, (A) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (B) a preliminary closing statement and instructions to the title company, if any, (C) all requested release instruments in form and substance satisfactory to the Administrative Agent), and (ii) if required, written consent of the requisite Lenders, the Administrative Agent (or the Collateral Agent, as applicable) shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties pursuant hereto in such Collateral. Neither the Administrative Agent nor the Collateral Agent shall be required to execute any release instruments on terms which, in the Administrative Agent’s or the Collateral Agent’s opinion, would expose the Administrative Agent or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of liens without recourse or warranty. No such release shall impair the Administrative Agent’s or the Collateral Agent’s lien on the proceeds of sale of such Collateral.

(c) If all outstanding Loans and other Obligations have been indefeasibly paid in full and the Commitments have terminated or have been reduced to zero, and, subject to Section 10.01(d) all Lender Hedging Agreement have terminated, each of the Administrative Agent and the Collateral Agent agrees to, and the Lenders hereby instruct the Administrative Agent or the Collateral Agent, as applicable, to, at the Borrower’s expense, execute such releases of the

Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrower of any obligation to make any payments to the Administrative Agent, the Collateral Agent, or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.

(d) Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent or the Collateral Agent, as applicable, will, and is hereby authorized to, release the Liens created under the Loan Documents and release all Guaranties of the Borrower; provided, that, contemporaneously with such release, (i) the Borrower (and, if applicable, the Restricted Subsidiary that is a party to such Lender Hedging Agreements) (A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the “Lender Counterparties”), and (B) if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Restricted Subsidiary of the Borrower and the Borrower and the MLP are not parties thereto, the Borrower and the MLP execute a guaranty covering such Restricted Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties. Any release under this Section 10.01(d) must be in writing and signed by the Administrative Agent.

(e) The Administrative Agent and the Borrower may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or property to become collateral for the benefit of the Lenders and the Lender Swap Parties or as required by any Law to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender or Lender Swap Party or L/C Issuer.

(f) Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (i) if to the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address (or telecopier number) set forth on Schedule 10.02; and (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e) Platform.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent, or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04 Attorney Costs; Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any Mortgage, any pledge agreement and any Security Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (b) to pay or reimburse any L/C Issuer for all costs and expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (c) to pay or reimburse the Administrative Agent, the Collateral Agent, any L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

Section 10.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Borrower, the MLP and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless each Agent-Related Person, each Arranger, each Lender, each L/C Issuer, each Lender Swap Party and their respective Related Parties (collectively the “Indemnitees”) from and against the following: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuers under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action, whether brought by a third party or the Borrower or any other Loan Party, that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent, or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuers under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the MLP or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the MLP or any Subsidiary with any Environmental Law applicable to the MLP or any Subsidiary, (iii) due to past ownership by the MLP or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the MLP or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the MLP or such Subsidiary, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (a) through clause (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR

NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that, no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrower’s acceptance of the Lenders’ Commitments hereunder, and shall survive the termination of the Commitments and repayment of all the other Obligations.

Section 10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrower, the MLP or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.07(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 10.07(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principle balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.07(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) Default or Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer shall be required for any assignment of a Lender’s Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the MLP, the Borrower or any other Company, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) a Disqualified Lender unless the Borrower consents in writing to such assignment; provided, that, other than maintaining and updating the list of Disqualified Lenders in accordance with the definition thereof or providing the list of Disqualified Lenders upon written request, (x) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (y) without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans to any Disqualified Lender.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Applicable Percentage of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.03 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or any other Lender, sell participations to any Person (other than a natural person, a Disqualified Lender or the MLP or Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participation in L/C Obligations) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (x) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (y) reduce the principal, interest, fees or other amounts payable to such Participant, or (z) release the MLP from its Guaranty. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.03 and Section 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided, that, such Participant agrees to be subject to the provisions of Section 3.06 and Section 3.05 as if it were an assignee under clause (b) of this Section, and shall not be entitled to receive any greater payment under Section 3.01 or Section 3.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a

Lender; provided, that, such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as non-fiduciary agent of the Borrower, maintain a Register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided, that, no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.

(g) Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to clause (b) above, such L/C Issuer may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of any L/C Issuer as L/C Issuer. Each resigning L/C Issuer shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.12(c)).

Section 10.08 Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, agents, counsel or other professional advisors of the Administrative Agent, the Collateral Agent, or any Lender) any Information (as defined below in this Section 10.08) with respect to any Company or any Martin Party that is furnished pursuant to this Agreement or the transactions contemplated hereby; provided, that, any Lender may disclose any such Information (a) (i) as has become generally available to the public other than as a result of a breach of this Section 10.08, (ii) was or becomes available to any Lender on a nonconfidential basis prior to its disclosure pursuant hereto, or (iii) is obtained by any Lender on a non-confidential basis from a source other than the Borrower; provided, that, such source is not known to such Lender to be subject to an obligation of confidentiality with respect to such Information, (b) as may be requested in any report, statement or testimony submitted to or requested by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that, such Eligible Assignee or Participant or prospective Eligible Assignee or Participant is bound by an agreement containing provisions substantially the same as those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, (i) to any Affiliate or any Related Party of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and obligated to keep such Information confidential on the same terms as set forth in this Section 10.08), (j) on a confidential basis to (i) any rating agency in connection with rating the MLP or its Subsidiaries or the Facility, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, or (k) subject to an agreement containing substantially the same provisions as this Section 10.08, any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations.

For purposes of this Section, “Information” means all information received from the MLP, the Borrower or any of their Subsidiaries relating to the MLP, the Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Persons; provided, that, in the case of information received from the MLP, the Borrower or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, each L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent, such Lender, such L/C Issuer or any such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10 Interest Rate Limitation. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws, if any, which exceed the Maximum Amount. If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with the Loans or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Lenders or any other person to the Borrower or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time pursuant to the Agreement shall exceed the Maximum Amount, then in any such event it is agreed as follows: (a) the provisions of this paragraph shall govern and control; (b) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the Maximum Amount; (c) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereunder or, if the Loans have been or would be paid in full, refunded to the Borrower; and (d) the provisions of this Agreement and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved or received in connection with the Loans or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated in every document and communication relating to the Loans or any other Loan Document.

Section 10.11 Counterparts; Electronic Execution. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic Platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that, the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

Section 10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW, AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THE MLP, THE BORROWER, ANY OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.15(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE L/C ISSUERS OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE MLP, THE BORROWER, AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.

Section 10.16 Waiver of Right to Trial by Jury, Etc. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND

WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY, AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED, THAT, NOTHING IN THIS PARAGRAPH SHALL LIMIT THE LOAN PARTIES’ INDEMNITY AND REIMBURSEMENT OBLIGATIONS SET FORTH IN THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION SECTION 10.05.

Section 10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the MLP and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the MLP and the Borrower, which information includes the names and addresses of the MLP and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the MLP and the Borrower in accordance with the Act.

Section 10.18 Restatement of Existing Credit Agreement. The parties hereto agree that, on the Restatement Effective Date: (a) the Obligations represent, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligations” as defined in the Existing Credit Agreement; (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Existing Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement; and (d) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the “Indebtedness” under the Existing Credit Agreement, and the “Collateral Documents,” the “Security Agreements,” the “Vessel Mortgages,” the “Guaranties,” or the other “Loan Documents” (or the collateral security therefor) executed in connection with the Existing Credit Agreement, which shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein. Unless specifically amended or restated hereby or by any other Loan Document, each of the “Loan Documents” under and as defined in the Existing Credit Agreement and the Exhibits and the Schedules thereto shall continue in full force and effect and, from and after the Restatement Effective Date, and any and all references to the Existing Credit Agreement contained therein shall be deemed to refer to this Agreement. Each Lender hereunder that is a Lender under the Existing Credit Agreement and the Loan Parties hereby consent to the amendments to, and amendments and restatements of, the “Loan Documents” under and as defined in the Existing Credit Agreement in the form of the Loan Documents, as applicable.

Section 10.19 Keepwell. The MLP and the Borrower shall, and shall cause each of their Subsidiaries that is a Qualified ECP Guarantor to, undertake to provide such funds or other support as may be needed from time to time by any Loan Party to honor its Guaranty Obligations in respect of Swap Obligations; provided, that, each Qualified ECP Guarantor shall only be liable under this Section 10.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of the MLP, the Borrower and each Qualified ECP Guarantor under this Section 10.19 shall remain in full force and effect until this Agreement is terminated. The MLP, the Borrower and each Qualified ECP Guarantor intend that this Section 10.19 shall constitute, and this Section 10.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.20 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 10.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by any applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 10.22 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Loan Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may, subject to Section 10.08, lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the MLP, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Facility) and without any duty to account therefor to any other Lender, the Arrangers, the MLP, the Borrower or any Affiliate of the foregoing.

Section 10.23 Acknowledgment Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the United States or any state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent that such transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than the extent to which such Default Rights could be exercised under the U.S. Special Resolution Regime if such Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.24 Intercreditor Agreement. Each Lender, in its capacity as a Lender and in its capacity as a Lender Swap Party, as applicable, and each other Lender Swap Party (if any) by its acceptance of the benefits of the Collateral Documents creating Liens to secure the Obligations:

(a) acknowledges that it has received a copy of the Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(b) authorizes and instructs the Administrative Agent and the Collateral Agent to (i) enter into the Intercreditor Agreement, as Administrative Agent, Collateral Agent and on behalf of such Lender, (ii) exercise all of the Administrative Agent’s and Collateral Agent’s respective rights and to comply with all of their respective obligations under the Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (iii) take actions on its behalf in accordance with the terms of the Intercreditor Agreement;

(c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto;

(d) consents to the treatment of Liens to be provided for under the Intercreditor Agreement;

(e) authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on its behalf and without any further consent or authorization from it, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrower may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to Section 7.04(d); provided, that, any such amendments, supplements or modifications, other than those that are corrective, technical or conforming, shall require the consent of the Required Lenders; and

(f) agrees that no such Lender, Lender Swap Party or any other beneficiary of a Lien granted pursuant to a Collateral Document, shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 10.24 or in accordance with the terms of the Intercreditor Agreement.

(g) The provisions of this Section 10.24 shall apply to each L/C Issuer, all Lenders, all Lender Swap Parties and all Banking Services Providers and their respective successors and assigns. The provisions of this Section 10.24 are solely for the benefit of the Administrative Agent, the Collateral Agent, any L/C Issuer, the Lenders, the Lender Swap Parties and the Banking Services Providers, and neither the MLP nor the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any such provisions.

Remainder of Page Intentionally Blank.

SCHEDULE 1.01(a)

APPLICABLE RATE

Pricing Level	Total Leverage Ratio	Applicable Rate for SOFR Loans/Letter of Credit Fees (bps)	Applicable Rate for ABR Loans (bps)	Commitment Fee (bps)
1	≥ 4.50x	375.0	275.0	50.0
2	≥ 4.00x but < 4.50x	350.0	250.0	50.0
3	≥ 3.50x but < 4.00x	325.0	225.0	50.0
4	≥ 3.00x but < 3.50x	300.0	200.0	37.5
5	< 3.00x	275.0	175.0	37.5

SCHEDULE 1.01(a)

SCHEDULE 2.01

COMMITMENTS AS OF THE RESTATEMENT EFFECTIVE DATE

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$60,000,000.00	30.000000000%
Royal Bank of Canada	$53,000,000.00	26.500000000%
Comerica Bank	$25,000,000.00	12.500000000%
Third Coast Bank, SSB	$25,000,000.00	12.500000000%
BOKF, NA dba Bank of Texas	$20,000,000.00	10.000000000%
Cadence Bank	$17,000,000.00	8.500000000%

Total:	$200,000,000.00	100.00000000%

SCHEDULE 2.01